AN OFFERING CIRCULAR FOLLOWING THE "OFFERING CIRCULAR" FORMAT OF DISCLOSURE UNDER SEC REGULATION A

SEED EQUITY PROPERTIES LLC
1660 South Albion Street, Suite 321
Denver, Colorado 80222

Offering Amount of up to $50,000,000 in Class B Units Minimum Offering Amount of $2,250,000
Sales of these securities will commence on approximately December 1, 2018 Capitalized terms used in this Offering Circular are listed on page 7

THIS OFFERING IS INHERENTLY RISKY. SEE "RISK FACTORS" ON PAGE 9

 Per Class B Unit   Total Minimum   Total Maximum Public Offering Price* $10 $2,250,000 $50,000,000 Underwriting Discounts and Commissions: Proceeds to the Company from this Offering to the Public $10 $2,250,000 $50,000,000 *The price per Class B Unit shown was arbitrarily determined by our Manager and will apply until June 30, 2019. Thereafter, the price per Unit will be adjusted every fiscal quarter and will be based on the greater of (i) $10.00; or (ii) the NAV.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.
Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
An offering statement pursuant to Regulation A relating to these securities has been filed with the SEC. Information contained in this Offering Circular is subject to completion or amendment. The Class B Units may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of the Class B Units in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where such final offering circular or the offering statement in which such final offering circular was filed may be obtained.

Offering Circular v23

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell the Class B Units. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update our NAV per Unit, or have other material developments, we will provide a supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.
The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on our Manager's website, www.budeq.com. The contents of the Budding Equity website (other than the offering statement, this Offering Circular and the appendices and exhibits thereto and hereto) are not incorporated by reference in or otherwise a part of this Offering Circular.
We will be permitted to make a determination that the purchasers of Class B Units are "qualified purchasers" in reliance on the information and representations provided by the investor regarding such person's financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
Use of Forecasts or Projections
The use of forecasts or projections in connection with this Offering, except as included in this Offering Circular, is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the Class B Units are prohibited.

Neither the Company nor its agents make any express or implied representation or warranty as to the attainability of the projected financial information provided in connection herewith or as to the accuracy or completeness of the assumptions from which that projected information is derived. Projections for the Company's future performance are necessarily subject to a high degree of uncertainty and may vary materially from actual results. It is expected that the investors will pursue independent investigation with respect to the projected financial information provided herewith.

Cautionary Statement About forward looking Statements pursuant to the U.S. Private Securities Litigation Reform Act of 1995
All statements in this Offering Circular other than statements of historical fact are "forward looking statements" for purposes of federal and state securities laws, including: any projections of earnings, revenue, results, performance, liquidity, financial condition, management, capitalization, prospects and opportunities, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed plans, services or developments; any statements regarding future economic conditions or performance; and any statements of belief, and any statements of assumptions underlying any of the foregoing. These statements are based upon information currently available to the Company and its management and their interpretation of what is believed to be significant factors affecting the business of the Company, including many assumptions regarding future events. Forward looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "continue," "target," "goal," "plan," "seek," "believe," "intend," or "project", the negative or other variations of these words, or comparable terminology and expressions.

Actual results, performance, liquidity, financial condition, prospects and opportunities could also differ materially from those expressed in, or implied by, these forward looking statements as a result of various risks, uncertainties and other factors including, without limitation, the risks outlined under the heading RISK FACTORS, below and all other matters described in this Offering Circular. Although the Company believes that the expectations reflected in any forward looking statements in this Offering Circular are reasonably based, in light of these risks and uncertainties, there can be no assurance that the forward looking statements contained in this Offering Circular will in fact occur. Investors should not place undue reliance on any forward looking statements. Before deciding whether to invest in the Class B Units, investors should carefully consider the risks outlined under the heading RISK FACTORS, below and all other matters described in this Offering Circular.

We do not intend, nor do we accept such obligation, to undertake to publicly update or revise any forward looking statements, whether as a result of new information, future events, changed circumstances or any other reason. All subsequent written and oral forward looking statements attributable to the Company, or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

Information contained in this Offering Circular concerning the Company's industry and the market in which it operates, including the Company's general expectations and market position, market opportunity and size, is based on information from various sources, on assumptions that the Company has made based on that data and other similar sources and on the Company's knowledge of the markets for its products. These data involve a number of assumptions and limitations and investors are cautioned not to give undue weight to such estimates or data. The Company has not independently verified any third party information.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS
The Class B Units are being offered and sold only to "qualified purchasers" (as defined in Regulation A under the Securities Act of 1933, as amended ("Securities Act")). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state law "Blue Sky" review, subject to meeting certain state filing requirements and complying with certain anti fraud provisions, to the extent that the Class B Units offered hereby are offered and sold only to "qualified purchasers" or at a time when the Class B Units are listed on a national securities exchange. "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Class B Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year end (for non natural persons). However, the Class B Units are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Class B Units does not represent more than 10% of the applicable amount), regardless of an investor's status as an "accredited investor". Accordingly, we reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A.
To determine whether a potential investor is an "accredited investor" for purposes of satisfying one of the tests in the "qualified purchaser" definition, the investor must be a natural person who has:
1. an individual net worth, or joint net worth with the person's spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or
2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.
If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.
For purposes of determining whether a potential investor is a "qualified purchaser," annual income and net worth should be calculated as provided in the "accredited investor" definition under Rule 501 of Regulation
D. In particular, net worth in all cases should be calculated excluding the value of an investor's home, home furnishings and automobiles.
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TABLE OF CONTENTS

Contents

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR ii
Table of Contents v
Offering Summary 1
Defined Terms 7
Risk Factors 9
General Risks Related to an Investment in the Company 9
Risks Related to Compliance and Regulation 15
Risks Related to Conflicts of Interest 17
Risks Related to our Investments 18
Risks Related to Economic Conditions 23
Risks Related to our Organization and Structure 24
Risks Related to our status as a REIT 27
Description of the Class B Units 35
General 35
Projected Post Offering Capitalization 36
Description of Business 37
General 37
Business Model 37
Lending Strategy 39
Lending Criteria 40
Operating Policies 40
Valuation Policies 42
Estimated Use of Proceeds 44
Management's Discussion and Analysis of Financial Condition and Results of Operations 45
General 45
Competition. 45
Liquidity and Capital Resources 46
Results of Operations 46
Market Trends 46
Directors, Executive Officers, and Significant Employees 50
The Manager of the Company 50
Executive Officers of the Manager 50
Directors of the Manager 50
Significant Security Ownership of our Manager 51
Management, Executive Compensation, and Relatedparty Transactions 53
Management Fees 53
Salary of Manager 55
Other Conflicts of Interest or RelatedParty Transactions 55
Tax Considerations 56
Taxation of the Company 57
Taxation of REITs in General 58
Requirements for Qualification as a REIT 59
Taxation of Taxable U.S. Shareholders 75
Taxation of Tax Exempt U.S. Shareholders. 77
Taxation of NonU.S. Shareholders 77
Backup Withholding and Information Reporting 81
Foreign Accounts and FATCA 81
State, Local and NonU.S. Taxes 82
Legislative or Other Actions Affecting REITs 82
ERISA Considerations 83
How to Subscribe to this Offering 87
Plan of Distribution of Class B Units 87
Subscription Procedures 87
Minimum Purchase Requirements 88
Additional Information 89

OFFERING SUMMARY

This offering summary highlights material information regarding our business and this Offering. Because it is a summary, it may not contain all of the information that is important to you. To understand this Offering fully, you should read the entire offering circular carefully, including the "RISK FACTORS" section, below before making a decision to invest in our Class B Units.

Seed Equity Properties LLC
Seed Equity Properties LLC is a recently organized Colorado limited liability company formed to originate commercial loans for real estate and associated projects that have a positive environmental, community, or social impact component. We have operated, and intend to continue to operate, in a manner that allows us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).
Our office is located at 1660 South Albion Street, Suite 321, Denver, Colorado 80222. Our telephone number is (303)8488312. Information regarding the Company is also available at www.budeq.com.
Recent Developments
The Company has no operational history as of the date of this Offering Circular.
Capital Raised
As of June 12, 2018, the Company has not raised any capital or otherwise accepted any subscriptions in connection with this Offering.
Assets Acquired
As of June 12, 2018, the Company has not acquired any assets in connection with our Business Plan or otherwise.
Distributions Declared
As of June 12, 2018, the Company has not declared any distributions or dividends. We intend to make distributions of profits to our Members on a quarterly basis.
Investment Strategy
The goal of our business model is to create and maintain a portfolio of loans that generate a low volatility and predictable income stream that provide attractive and consistent cash distributions for our Members. Our focus on investing in debt and debtlike instruments will emphasize the payment of current returns to Members and the preservation of invested capital, with a lesser emphasis on seeking capital appreciation. We expect that our portfolio of investments will be secured primarily by U.S. based collateral and diversified by security type, property type and geographic location.

We may acquire commercial real estate loans by directly originating the loans or by purchasing them from thirdparty sellers. Although we generally prefer the benefits of direct origination, the current market conditions have created situations where holders of commercial real estate debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments.

Market Opportunities
We define development projects to include a range of activities from major renovation and leaseup of existing buildings to ground up construction. With demand stoked by demographic trends and supply constrained by economic forces, we believe that that real estate and development projects associated with a positive environmental, community or social impact component present unique market opportunities that may be underserved or neglected by investment capital. While we focus on lending to projects with these characteristics, we may invest in other commercial real estate projects. We plan to diversify our portfolio by investment size, loan duration, and riskrelated criteria with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors.
Our Manager
Budding Equity Management, Inc. serves as our Manager. As our Manager, it manages our daytoday operations and our portfolio of commercial real estate loans and other select real estaterelated assets. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitations in our operating agreement.
Management Compensation
As a salary for the Manager's duties to the Company, once the Minimum Offering Amount has been met, we will pay the Manager: (1) 10% of net profits of the Company pursuant to a Management Agreement..
Management Compensation
Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common Units.

Form of Compensation and Recipient Determination of Amount Estimated Amount  Organization and Offering Stage  Organization and Offering Expenses: Manager To date, our Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. We expect organization and offering expenses to be approximately
$1,000,000 or, if we raise the
maximum offering amount,
$1,000,000

Form of Compensation and Recipient
Determination of Amount
Estimated Amount

approximately 2% of gross offering proceeds

Operational Stage

Asset Management Fee
Manager Quarterly asset management fee equal to an annualized rate of 5.00% which, until June 30, 2019, will be based in our net offering proceeds as of the end of each quarter, and thereafter will be equal to an annualized rate of 1% based on our NAV at the end of each quarter.
Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses:
Manager
We will reimburse our Manager for outofpocket expenses paid to third parties in connection with providing services to us. This does not include the Manager's overhead, employee costs borne by the Manager, utilities or technology costs. Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time. Servicing Fee: Budding Equity Management, Inc. Servicing fee from 0 to 0.5% paid to Budding Equity Management, Inc. for the servicing and administration of certain loans and investments held by us. The servicing fee is calculated as an annual percentage of the stated value of the asset, and is deducted at the time that payments on the asset are made. The fee is deducted in
Actual amounts are dependent upon the amount and timing of payments received by us on subject assets; we cannot determine these amounts at the present time.

Form of Compensation and Recipient:
Determination of Amount
Estimated Amount

proportion to the split between accrued and current payments. Servicing fee may be waived at Budding Equity Management, Inc.'s sole discretion.

Special Servicing Fee:
Manager or Other Party Quarterly special servicing fee equal to an annualized rate of 1.00% of the original value of a nonperforming asset. Whether an asset is deemed to be nonperforming is in the sole discretion of our Manager. Actual amounts are dependent upon the occurrence of an asset becoming nonperforming, the original value of such asset, and the results of our operation; we cannot determine these amounts at the present time.

Summary of Risk Factors
Investing in our Class B Units involves a high degree of risk. You should carefully review the "RISK FACTORS" section of this Offering Circular below, which contains a detailed discussion of the material risks that you should consider before you invest in our Class B Units.
Conflicts of Interest
Our operating agreement allows our Manager, with approval from the Board to enter into transactions between the Company and related parties, including the Manager itself or any Member, provided such transactions adequately compensate the related party for the services being provided or the assets being used or acquired without unreasonable charges to the Company for such services or assets.
While our operating agreement requires the Manager to devote reasonable time and attention to, and use commercially reasonable efforts in conducting, the business of the Company, the Manager is permitted to have other business interests and may engage in other activities, whether or not such activities are in competition with the Company, provided such interests or activities do not adversely affect the Manager's attention to and efforts on behalf of the Company. Despite this, the Company and any Member will not have any right to share or participate in such other investments or activities of the Manager or the income or proceeds derived therefrom.
Additionally, our operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. This risk is increased by the Manager being controlled by N. Nora Nye, who is a principal in our Manager and who participates, or expects to participate, directly or indirectly in other offerings associated with our Manager and its affiliates.
Lastly, under the terms of our operating agreement, generally, we will, to the fullest extent permitted by law, indemnify, hold harmless and release our Manager for damages or Claims associated with its role as manager of the Company.
Quarterly Unit Price Adjustments
No later than June 30, 2018, we will file with the SEC on a quarterly basis a supplement to our offering circular. The supplement will contain our quarterly determination of the NAV per share applicable for the fiscal quarter. We post that fiscal quarter's NAV on the Budding Equity Management website, www.budeq.com.
On a quarterly basis, we will disclose the principal valuation components of our NAV. In addition, if a material event occurs in between quarterly updates of NAV that would cause our NAV to change by 5.0 percent or more from the previously disclosed NAV, we will disclose the updated price and the reason for the change in a reasonable timeframe.
Valuation Policies
To calculate the NAV, we will engage an independent valuation firm with expertise in appraising commercial real estate loans, assets, and related liabilities to provide annual/quarterly estimates of value. The valuations will be adjusted for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of value of the affected investments in commercial real estate assets. Budding Equity Management / the Manager will inform the independent valuation expert if a material event occurs between scheduled annual valuation that we believe may materially affect the value of the investments and underlying assets or liabilities.
Budding Equity Management's / Our sponsor's internal accountants will calculate the NAV per common share using a process that reflects the following:
1. The estimated values of each of our commercial real estate assets, investments, and related liabilities which reflect (i) comparable market data (including comparable transactions, capitalization rates, interest rates, yield on relevant loan rates, and implied net operating income multiples), (ii) default rates, yield of comparable instruments, discount rates, and loss severity rates related to certain liabilities, and (iii) development stage of the underlying assets with consideration to key drivers of value;
2. Updates in the price of liquid assets for which third party market quotes are available;
3. Accruals of any distributions payable; and
4. Estimates of quarterly accruals of our operating revenues, expenses, and fees.
The determination of our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate is necessary, including, commercial real estate assets, investments, and related liabilities, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate assets, to be our independent valuation expert.
Our goal is to provide a reasonable estimate of the market value of our Units on a quarterly basis. However, the majority of our assets will consist of commercial real estate loans and, as with any commercial real estate valuation protocol, the conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. As a result, the quarterly NAV may not reflect the precise amount that may be paid for your Units in a market transaction. Any potential disparity in our NAV per share may be in favor of either shareholders who redeem their Units, purchase new Units, or continue to hold their current Units.

Voting Rights
Holders of our Class B Units have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the Class B Units, except that the two Class B Members owning the largest and secondlargest number of Class B Unit each may appoint one member to the Board. Except for a complete loss of investment in the Class B Units, such Members will not be subject to any other potential liability under state statutes or foreign law.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majorityowned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We anticipate that we will hold real estate and real estaterelated assets described below (i) directly, (ii) through whollyowned subsidiaries, (iii) through majorityowned joint venture subsidiaries, and, (iv) to a lesser extent, through minorityowned joint venture subsidiaries. We intend, directly or through our subsidiaries, to originate, invest in and manage a diversified portfolio of commercial real estate investments. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure commercial real estate loans (including senior mortgage loans, subordinated mortgage loans, (also referred to as BNotes) mezzanine loans, and participations in such loans) and to make other investments in commercial real estate. We may also invest in commercial real estaterelated debt securities (including commercial mortgagebacked securities, or CMBS, collateralized debt obligations, or CDOs, and REIT senior unsecured debt and other real estaterelated assets. We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act. The securities issued by any whollyowned or majorityowned subsidiary that we may form and that are excluded from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. The Investment Company Act defines a majorityowned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majorityowned subsidiaries. The determination of whether an entity is a majorityowned subsidiary of our company is made by us. We also treat subsidiaries of which we or our whollyowned or majorityowned subsidiary is the manager (in a managermanaged entity) or managing member (in a membermanaged entity) or in which our agreement or the agreement of our whollyowned or majorityowned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as "Controlled Subsidiaries"), as majorityowned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majorityowned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us. We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in noninvestment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act. Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in "mortgages and other liens on and interests in real estate", which we refer to as "qualifying real estate interests", and at least 80% of its assets in qualifying real estate interests plus "real estaterelated assets". Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

DEFINED TERMS

The following terms below commonly used within this Offering Circular and have the respective meanings listed below. Other capitalized terms may be defined within the Offering Circular and such terms are denoted by bold and italicized type face.
"Budding Equity" means Budding Equity Management, Inc., a Colorado corporation incorporated on September 11, 2016.
"Class A Units" means units of Class A membership interest in the Company, as defined in our operating agreement.
"Class B Units" means units of Class B membership interest in the Company, as defined in our operating agreement.
"Code" means the Internal Revenue Code of 1986, as amended.
"Company" means Seed Equity Properties LLC, a Colorado limited liability company organized on April 17, 2018. When used in this Offering Circular, "we", "us", or "our" also refer to the Company.
"IRS" means the United States Internal Revenue Service.
"Katipult" means Katipult Technology Corp, a Canadian corporation including affiliates thereto such as JOI Media Inc., a Canadian corporation.
"Manager" means the manager of the Company, as defined in our operating agreement. The current Manager is Budding Equity.
"Maximum Offering Amount" means $50,000,000.00 USD.
"Member" means any member of the Company duly admitted pursuant to our operating agreement.
"Minimum Offering Amount" means $2,250,000 USD.
"NAV" means the sum of our net asset value.
"NAV per Unit" means the NAV divided by all Units.
"Offering" means the offering of Class B Units pursuant to Regulation A, promulgated under the Securities Act of 1933 by the SEC.
"Offering Circular" means this offering circular, and any accompanying supplements, in connection with the Offering.
"Offering Date" means December1, 2018.
"REIT" means real estate investment trust, as defined by the Code.
"REIT Rules" means those provisions of the Code, together with any regulations and proposed regulations promulgated thereunder, any Revenue Rulings or Procedures issued by the US Internal Revenue Service and any administrative rulings or court decisions respecting the requirements and conditions of the qualification and taxation of REITs.
"SEC" means the United States Securities and Exchange Commission.
"TRS" means taxable REIT subsidiary.
"UBTI" means unrelated business taxable income.
"Units" means, collectively, all units of membership interest in the Company, as defined in our operating agreement.
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RISK FACTORS

In addition to the other information in this Offering Circular, the following risk factors should be considered carefully in evaluating the Company and the Offering before investing in the Class B Units.
The risk factors listed below include risks associated with the business and operations of the Company as if the Class B Units had already been acquired as of the Offering Date. The following list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Class B Units. Investors should understand that it is not possible to predict or identify all factors that may adversely impact the Company's operations or results. Investors should read these risks and consult with their own advisors before deciding whether to invest in the Class B Units.
BECAUSE THE CLASS B UNITS ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE CLASS B UNITS, INVESTORS SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS IN EVALUATING THE COMPANY AND THE CLASS B UNITS BEFORE PURCHASING THE CLASS B UNITS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, THE COMPANY'S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.
General Risks Related to an Investment in the Company
The Company has a lack of operating history and thus lack of revenues from operations.
The Company has no operating history and no revenues from operations. Therefore, the Company is subject to many risks common to enterprises with limited or no operating history, including potential under capitalization, limitations with respect to personnel, financial and other resources, and limited assets and revenue sources. Our ability to successfully generate sufficient revenues from our operations depend on various factors, including availability of funds for current and anticipated operations. There can be no assurance that we will not encounter setbacks with the ongoing development and implementation of our business plan. Our ability to achieve profitability will depend primarily on our ability to raise funds in connection with the Offering, to invest in real estate assets, and the performance the Company.
Because no public trading market for the Class B Units currently exists, it will be difficult for you to sell your Class B Units and, if you are able to sell your Class B Units, you will likely sell them at a substantial discount to the public offering price.
Our operating agreement does not require our Manager to seek Member approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our Units for trading on a national securities exchange by a specified date. There is no public market for the Class B Units and we currently have no plans to list any of our Units on a stock exchange or other trading market. Until the Class B Units are listed, if ever, you may not sell your Class B Units unless the buyer meets the applicable suitability and minimum purchase standards in the Manager's sole discretion, including to protect our operations and our nonredeemed Members, to prevent an undue burden on our liquidity or to preserve our status as a REIT. Therefore, it will be difficult for you to redeem and/or sell your Class B Units promptly or at all. If you are able to sell your Class B Units, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your Class B Units would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our Units, you should purchase Class B Units only as a longterm investment and be prepared to hold them for an indefinite period of time.
If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.
Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source investment opportunities for us. The more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we will hold the proceeds from this Offering in an interestbearing account or invest the proceeds in shortterm assets in a manner that is consistent with our qualification as a REIT. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.
Uncertainty of profitability.
Our business strategy may result in increased volatility of revenues and earnings. Although we plan to make loans soon after raising the Minimum Offering Amount, depending on a variety of factors, we may not see profits from such loans immediately, if at all, which will hinder our ability to pay distributions according to our distribution plan. See DESCRIPTION OF BUSINESS: Distribution Plan, below.
Our revenues and our profitability may be adversely affected by economic conditions and changes in the real estate market. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.
Because of the longterm vision of the Company, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to various factors including:
* Our ability to source strong deals with sufficient risk adjusted returns;
* Our ability to manage our capital and liquidity requirements based on changing market conditions generally;
* The acceptance of the terms and conditions of our lending opportunities, which may differ from deal to deal;
* The amount and timing of operating and other costs and expenses;
* Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand; and
* Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.
Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for equityrelated and debtrelated investments generally, which could hinder our ability to implement our business strategy and generate returns to you.
We intend to originate and acquire a diversified portfolio of real estate properties and development projects, with such investments taking the form of commercial real estate equity investments and commercial real estate loans, as well as other commercial real estate debt securities and other real estaterelated assets. We may make our investments through majorityowned subsidiaries, some of which may have rights to receive preferred economic returns. Economic conditions greatly increase the risks of these investments. The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values, property sales and leasing activities. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can reduce volumes for many of our business lines. These economic conditions could result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate, which in turn would reduce revenue from property management fees and brokerage commissions derived from property sales, leases and mortgage brokerage as well as revenues associated with investment management and/or development activities. In addition, these conditions could lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets and properties planned for development.
Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to Members.
During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values.
These negative general economic conditions could reduce the overall amount of sale and leasing activity in the commercial real estate industry, and hence the demand for our services. We are unable to predict the likely duration and severity of disruptions in financial markets and adverse economic conditions in the United States and other countries. While it is possible that the increase in the number of distressed sales and resulting decrease in asset prices will eventually translate to greater market activity, an overall reduction in sales transaction volume could materially and adversely impact our business.
All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our Members and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under our credit agreement, the lenders under the agreement will be entitled to proceed against the collateral granted to them to secure the debt owed.
Investor funds will be deposited in a noninterestbearing bank account pending reaching the Minimum Offering Amount.
Investor funds will be held in a noninterestbearing account if and until the Minimum Offering Amount is met. If we are unable to sell and receive payments for the Minimum Offering Amount by 12 months subsequent to the Offering Date, investor funds will be returned without interest or deduction. Investors in the Class B Units offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering. The Minimum Offering Amount is $2,250,000.
We may suffer from delays in locating suitable investments, which could limit or delay our ability to make distributions and lower the overall return on your investment.

We rely upon our Manager to identify suitable investments. To the extent that our Manager's principals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.
Additionally, the current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more Class B Units we sell in this Offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for investments that may be described in this Offering Circular prior to the date you subscribe for Class B Units, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of our Manager and the performance of any property manager(s). We cannot be sure that our Manager will be successful in obtaining suitable investments on financially attractive terms.
Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.
Further, because we are raising a "blind pool" without a significant number of assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. Delays we encounter in the selection and origination of incomeproducing loans and other assets would likely limit our ability to pay distributions to our Members and lower their overall returns. Similar concerns arise when there are prepayments, maturities or sales of our investments.
We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.
We rely upon our Manager's real estate and debt finance professionals, including Ms. N. Nora Nye, Esq., its CoFounder and Chief Executive Officer, to identify suitable investments. Our sponsor and other Budding Equity Management, Inc. entities also rely on Ms. Nye for investment opportunities. To the extent that our Manager's real estate and debt finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, because we are raising a "blind pool" without any preselected assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. Delays we encounter in the selection and origination of incomeproducing loans and other assets would likely limit our ability to pay distributions to our shareholders and lower their overall returns. Similar concerns arise when there are prepayments, maturities or sales of our investments.
Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.
Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this offering circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in commercial real estate loans, commercial real estate and other real estaterelated assets. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. Furthermore, our Manager will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our Manager does not have as strong an economic incentive to avoid losses as do principals who have made significant equity investments in their companies.
Our Manager has only invested approximately $1,000 in us through the purchase of 100 Class A Units. Therefore, our Manager will have little exposure to loss in the value of our Units. Without this exposure, our investors may be at a greater risk of loss because our Manager does not have as much to lose from a decrease in the value of our Units as do those principals who make more significant equity investments in their companies.
Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.
Under Regulation A, we are only allowed to raise up to $50,000,000 in any 12month period (although we may raise capital in other ways). We expect the size of the investments that we will make will average about
$1 million to $5 million per asset. As a result, the amount of proceeds we raise in this Offering may be substantially less than the amount we would need to achieve a diversified portfolio of real estate assets and development projects, even if we are successful in raising the Maximum Offering Amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset's performance would adversely affect our profitability will increase. Your investment in our Class B Units will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
You may be required to hold your investment for an indefinite period.
While our Class B Units are being sold through this Offering to the general public, subject to investment qualification requirements, because we do not intend to register any of our Units on any public exchange, your Class B Units may not be freely transferable. As a result, no liquid market for our Units exists, and you may not be able to find a buyer for your Class B Units if you desire to liquidate your holdings in this Company. Thus, the Class B Units should not be purchased by any prospective investors seeking optimal liquidity in an investment as they may be required to hold onto your investment for an indefinite period of time.
We may change our targeted investments and investment guidelines without consent of our Members.
Our Manager may change our targeted investments and investment guidelines at any time without the consent of our Members, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Offering Circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our Units and our ability to make distributions to you.
The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.
We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future.
Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the deployment and support of their business plans. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.
Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have, which may give them a stronger network within the real estate industry leading to increased dealflow and perhaps even better investment terms.
If our Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.
Our future depends, in part, on our Manager's ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, the Founder/Chief Executive Officer N. Nora Nye of our Manager is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Ms. Nye or other executive officers or key personnel of our Manager and the process to replace any of our Manager's key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.
If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.
In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.
Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, riskadjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our NAV and therefore a reduction in our revenues.
This Offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of the Offering, and we may not raise adequate capital to implement our business strategy.
Our Class B Units are being offered and sold only to "qualified purchasers" (as defined in Regulation A). "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person's spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal yearend (for nonnatural persons). However, our Class B Units are currently being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Class B Units does not represent more than 10% of the applicable amount), regardless of an investor's status as an "accredited investor." Therefore, our target investor base inherently consists of persons that may not have the high net worth or income that investors in a traditional initial public offerings have, where the investor base is typically composed of "accredited investors."
Our reliance on attracting investors that may not meet the net worth or income requirements of "accredited investors" carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than "accredited investors," which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our annual goal of raising $50,000,000 in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.
We may engage in activities that produce UBTI.
An investment in us may not be suitable for taxexempt U.S. investors, including IRAs. Taxexempt U.S. investors should expect to recognize and be taxed on unrelated business taxable income. If you are such a taxexempt investor we strongly urge you to consult your own tax advisor with respect to the tax consequences to you of an investment in this Offering.
Risks Related to Compliance and Regulation
We intend to continue to offer our Class B Units pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Class B Units less attractive to investors as compared to a traditional initial public offering.
As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements, which may make our Class B Units less attractive to compared to a traditional initial public offering and/or to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Class B Units, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio real estate assets and development projects, which could severely affect the value of our Class B Units.
Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standard that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with all public accounting standards.

Our use of Form 1A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S11.
Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.
There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.
As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.
Noncompliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.
Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency's, ability to collect all or part of the payments on our investments. In addition, our noncompliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.
Some states may require nonfinancial companies who originate loans and other real estate investments, to obtain a real estate or other license in order to make commercial loans on a regular basis. At this time, we do not intend to finance loans in states where such licenses are required until we obtain any such required licensure. We may, in the future, affiliate with thirdparties such as financial institutions in order to be able to arrange loans in jurisdictions where it might otherwise be restricted.
We are not subject to the banking regulations of any state or federal regulatory agency.
We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.
Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.
The financial industry is highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.
Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.
The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury ("Treasury") to prescribe regulations in connection with antimoney laundering policies of financial institutions. The Financial Crimes Enforcement Network ("FinCEN"), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact antimoney laundering policies. It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of antimoney laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our Class B Units to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective Members and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective investor to produce any information required for verification purposes, an application for, or transfer of, our Class B Units may be refused. We do not have the ability to reject a transfer of our Class B Units where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.
Risks Related to Conflicts of Interest
There are conflicts of interest between us, our Manager and its affiliates.
Our operating agreement allows our Manager, with approval from the Board of Directors (the "Board") to enter into transactions between the Company and related parties, including the Manager itself or any Member, provided such transactions adequately compensate the related party for the services being provided or the assets being used or acquired without unreasonable charges to the Company for such services or assets.
While our operating agreement requires the Manager to devote reasonable time and attention to, and use commercially reasonable efforts in conducting, the business of the Company, the Manager is permitted to have other business interests and may engage in other activities, whether or not such activities are in competition with the Company, provided such interests or activities do not adversely affect the Manager's attention to and efforts on behalf of the Company. Despite this, the Company and any Member will not have any right to share or participate in such other investments or activities of the Manager or the income or proceeds derived therefrom.
Finally, Section 8.3 of our operating agreement allows the Company to indemnify the Manager and make advances for expenses to the maximum extent permitted under our operating agreement and the Colorado Limited Liability Act ("Colorado Act").
Each of these instances may create a conflict of interest between the Manager and the Company.
The interests of the Manager, its principals, and other affiliates may conflict with your interests.
Our operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. This risk is increased by the Manager being controlled by N. Nora Nye, who is a principal in our Manager and who participates, or expects to participate, directly or indirectly in other offerings associated with our Manager and its affiliates. Potential conflicts of interest include, but are not limited to, the following:
* the Manager, its principals and/or other affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, including additional equity and debt offerings similar to this Offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;
* the Manager, its principals and/or other affiliates are not required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, its principals and/or other affiliates for their own benefit;
* we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with thirdparty on an arm's length basis; and
* the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.
We have agreed to limit remedies available to us and our Members for actions by our Manager that might otherwise constitute a breach of duty.
Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members. Accordingly, we and our Members only have recourse and are able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our operating agreement. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to Members because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By purchasing our Class B Units, you will be treated as having consented to the provisions set forth in our operating agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under our operating agreement because of our desire to maintain our ongoing relationship with our Manager.
Risks Related to our Investments
If we take control of a real estate asset that underlies one of our loans, it will be subject to the risks typically associated with real estate.
Some of our loans may be secured by an underlying property, which means if the borrower defaults, we may take an ownership interest in the underlying property. If this occurs, such asset will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:
* natural disasters such as hurricanes, earthquakes and floods;
* acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;
* adverse changes in national and local economic and real estate conditions;
* an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;
* changes in governmental laws and regulations, fiscal policies, and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;
* costs of remediation and liabilities associated with environmental conditions affecting properties; and
* the potential for uninsured or underinsured property losses.
The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.
In addition, our commercial real estate loans and other debtrelated assets will generally be directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values and prevailing interest rates could impact the values of our loan investments. Our investments in commercial real estaterelated debt securities may be similarly affected by real estate property values.
These factors may have a material adverse effect on the value that we can realize from our assets.
Lack of diversification of our investments.
Substantially all of the proceeds from the Offering will be used to make commercial real estate loans, which means that our assets will not be diversified and are more prone to external risks that affect the entire real estate industry. Because of this, even if we are able to execute on our business plan, a general downturn of the real estate market could have a material impact on our operations even if other sectors of the economy are unaffected.
Pursuant to our business plan, we intend to focus our loans within a particular subset of real estate and related projects, which could lead to foregoing more lucrative investment opportunities.
We plan to focus our loans primarily in real estate and associated projects that have a positive environmental, community or social impact component such as projects related to: upcycled shipping containers; tiny homes; affordable housing; and coworking spaces. While it is our belief that these types of borrowers and projects provide a subset of untapped opportunities that have been underutilized by lenders, by focusing the scope of our investment strategy on a subset of the market as a whole, we may be doing so at the expense of other potential borrowers that fall outside this scope. Such other projects might be better lending opportunities than those to whom we ultimately lend money, which in turn could limit our potential profitability longterm.
Our Manager and its underlying management has limited experience in real estate lending.
While our Manager's executive officers have long careers in the legal services industry, they do not have a background in commercial lending. Since our Manager is responsible for making lending decisions on behalf of the Company, this lack of experience could lead to loans that ultimately are not successful or the Company foregoing lending opportunities that more experienced real estate professionals might otherwise have pursued. This this could lead to less returns for our Members.
The commercial real estate loans we originate or invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.
Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an incomeproducing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. In addition, to the extent we originate or acquire adjustable rate mortgage loans, such loans may contribute to higher delinquency rates because borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the commercial real estate loans that we originate will be fully or substantially nonrecourse. In the event of a default by a borrower on a nonrecourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one ofour commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower's assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.
Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtorinpossession to the extent the lien is unenforceable under state law. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans, impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.
Our investments in subordinated commercial real estate loans may be subject to losses.
We may acquire or originate subordinated commercial real estate loans. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through "standstill periods"), and control decisions made in bankruptcy proceedings relating to borrowers.
The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.
We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than longterm senior mortgage lending secured by incomeproducing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loantovalue ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.
Risks of cost overruns and noncompletion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.
The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and noncompletion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.
Investments that are not United States government insured involve risk of loss.
We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of the Company and the value of our Class B Units may be adversely affected.
Adjustable rate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.
Adjustable rate mortgage loans may contribute to higher delinquency rates. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.
Changes in interest rates and/or credit spreads could negatively affect the value of any loans we may make, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our Members.
We may make fixedrate loans with fixed distribution amounts. Under a normal yield curve, a loan under such a structure will decline in value if longterm interest rates increase or if credit spreads widen. We may also make floatingrate loans, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our Members.
Prepayments can adversely affect the yields on any loans we may make.
Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.
Many of our assets will be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.
Many factors that are beyond our control affect the real estate market and could affect our ability to sell our loans for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Moreover, the senior mortgage loans, subordinated loans, mezzanine loans and other loans and investments we may originate or purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower's default. As a result, we continue to expect that many of our assets will be illiquid, and if we are required to liquidate all or a portion of our assets quickly, we may realize significantly less than the value at which we have previously recorded our assets and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.
A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.
Many of our potential borrowers will be susceptible to economic slowdowns or recessions, which could lead to less demand for our loans and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other noneconomic factors such as an excess supply of lenders, could have a material negative impact on the terms under which we could lend our money. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.
Insurance may not cover all potential losses on the mortgaged properties that may impair our security and harm the value of our assets.
We require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, and hurricanes that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.
If we overestimate the value or incomeproducing ability or incorrectly price the risks of our investments, we may experience losses.
Analysis of the value or incomeproducing ability of a commercial property is highly subjective and may be subject to error. Our Manager values our potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate loans and the mortgaged property included in the securitization's pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

A borrower's form of entity may cause special risks or hinder our recovery.
Since most of the borrowers for our commercial real estate loan investments are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and credit worthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be singlepurpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "singlepurpose entities." Borrowers' organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.
The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not singlepurpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be: (i) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or (ii) individuals that have personal liabilities unrelated to the property.
We are exposed to environmental liabilities with respect to properties to which we take title.
In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to thirdparties for property damage, personal injury, and investigation and cleanup costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and/or results of operations could be materially and adversely affected.
Risks Related to Economic Conditions
Economic recessions or downturns may have an adverse effect on our business, financial condition and results of operations.
Economic recessions or downturns may result in a prolonged period of market illiquidity, which could have an adverse effect on our business, financial condition and results of operations. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, or the public perception that any of these events may occur, have resulted in and could continue to result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents. These events could adversely affect our demand among investors, which will impact our results of operations.
During an economic downturn, it may also take longer for us to dispose of real estate investments, or the disposition prices may be lower than originally anticipated. As a result, the carrying value of such real estate investments may become impaired and we could record losses as a result of such impairment or could experience reduced profitability related to declines in real estate values. These events could adversely affect our performance and, in turn, our business, and negatively impact our results of operations.
Negative general economic conditions could continue to reduce the overall amount of sale and leasing activity in the real estate industry, which may in turn adversely affect our revenues. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the United States and other countries.

Further downgrades of the U.S. credit rating, impending automatic spending cuts, or a government shutdown could negatively impact our liquidity, financial condition and earnings.
Recent U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the longterm sovereign credit rating on the United States. The impact of this or any further downgrades to the U.S. government's sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. With the improvement of the U.S. economy, the Federal Reserve may continue to raise interest rates, which would increase borrowing costs and may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to essentially shut down for periods of time. Continued adverse political and economic conditions could have an adverse effect on our business, financial condition and results of operations.
Global economic, political, and market conditions and economic uncertainty may adversely affect our business, results of operations, and financial condition.
The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may continue to contribute to increased market volatility, may have longterm effects on the United States and worldwide financial markets, and may cause further economic uncertainties or deterioration in the United States and worldwide. Economic uncertainty can have a negative impact on our business through changing spreads, structures, and purchase multiples, as well as the overall supply of investment capital. Since 2010, several European Union, or EU, countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative longterm effects for the economies of those countries and other EU countries. Additionally, the precise details and the resulting impact of the United Kingdom's vote to leave the EU, commonly referred to as "Brexit," are impossible to ascertain at this point. The effect on the United Kingdom's economy will likely depend on the nature of trade relations with the EU following its exit, a matter to be negotiated. The decision may cause increased volatility and have a significant adverse impact on world financial markets, other international trade agreements, and the United Kingdom and European economies, as well as the broader global economy for some time. Further, there is continued concern about nationallevel support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In addition, the fiscal policy of foreign nations, such as China, may have a severe impact on the worldwide and United States financial markets. We do not know how long the financial markets will continue to be affected by these events and cannot predict the effects of these or similar events in the future on the United States economy and securities markets or on our investments. As a result of these factors, there can be no assurance that we will be able to successfully monitor developments and manage our investments in a manner consistent with achieving our investment objectives.
Risks Related to our Organization and Structure
Our Members do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.
Holders of our Class B Units have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the Class B Units, except that the two Class B Members owning the largest and secondlargest number of Class B Unit each may appoint one member to the Board. Our operating agreement provides that the assets, affairs and business of the Company are managed under the direction of our Manager and the Board. Our Members do not elect or vote on our Manager, and, unlike the holders of common Units in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. In addition, our operating agreement requires that the Manager generally operate in a manner that is appropriate to maintain our REIT status, which may further limit decisions regarding our business.
As a nonlisted company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.
As a nonlisted company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S11 or listing on a national stock exchange would be. Accordingly, we are not required to have: (i) a board of directors of which a majority consists of "independent" directors under the listing standards of a national stock exchange; (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements; (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange's requirements; (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange; and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.
Certain provisions of our operating agreement could hinder, delay or prevent a change of control of the Company.
Certain provisions of our operating agreement could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:
* Authorization of additional Units, issuances of authorized Units and classification of Units without Member approval. Our operating agreement authorizes us to issue additional Units or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our Members. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our Units, including preferred Units, and to fix the number of Units, the relative powers, preferences and rights, and the qualifications, limitations, or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional Units and other securities could render more difficult or discourage an attempt to obtain control over the Company by means of a tender offer, merger, or otherwise.
* Ownership limitations. To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of our Units, whichever is more restrictive, or more than 9.8% in value or in number of our Units, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our Units, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which Members might receive a premium for their Units over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we will reject any investor's subscription in whole or in part if we determine that such subscription would violate such ownership limits.
* Exclusive authority of our Manager to amend our operating agreement. Our operating agreement provides that our Manager with approval of our Board has the exclusive power to adopt, alter or repeal any provision of our operating agreement, unless such amendment would adversely change the rights of the Class B Units. Thus, our Members generally may not effect changes to our operating agreement.

The offering price of our Class B Units was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until June 30, 2019, we expect to use the price paid to acquire a Class B Unit in this Offering as the estimated value of our Class B Units. Thereafter, when determining the estimated value of our Class B Units, the value of our Class B Units will be based upon a number of assumptions that may not be accurate or complete.
Our Manager established the offering price of our Class B Units on an arbitrary basis. The selling price of our Class B Units bears no relationship to our book or asset values or to any other established criteria for valuing corporate securities. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the Class B Units would trade if they were to be listed on an exchange or actively traded by brokerdealers.
After June 30, 2019, the per Unit purchase price for this offering will be adjusted every fiscal quarter (or as soon as commercially reasonable thereafter), and will equal the greater of (i) $10.00; or (ii) the NAV per Unit. Our Manager will adjust our per Unit purchase price as of the date the new NAV is announced, not the date of such NAV, and investors will pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on April 2,  such investor will pay the per Unit purchase price previously announced in January, not the per Unit purchase price that would be expected to be announced at a later date in April. Estimates of our NAV per Unit are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could be significant. This approach to valuing our Class B Units may bear little relationship and will likely exceed what you might receive for your Units if you tried to sell them or if we liquidated our portfolio. In addition, the price you pay for your Units in this offering may be more or less than Members who acquire their Class B Units in the future.

Your interest in us will be diluted if we issue additional Units, which could reduce the overall value of your investment.
Potential investors in this offering do not have preemptive rights to any Units we issue in the future. Under our operating agreement, we have authority to issue an unlimited number of additional Units or other securities, although, under Regulation A, we are only allowed to sell up to $50,000,000 of our Units in any 12month period (although we may raise capital in other ways). In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of Units in the Company, including preferred Units, and to fix the number of Units, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without Member approval. After your purchase in this Offering, our Manager may elect to (i) sell additional Units in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue Units to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your Units.
By purchasing Class B Units in this Offering, you are bound by the arbitration provisions contained in our operating agreement which limit your ability to bring class action lawsuits or seek remedy on a class basis.
By purchasing Class B Units in this offering, investors agree to be bound by the arbitration provisions contained in Article 13.12 of our operating agreement. Such arbitration provision applies to claims that may be made regarding this offering and, among other things, limits the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

Article 13.12 of the operating agreement required both us and an investor to elect to enter into binding arbitration in the event of any claim in which we and the investor are adverse parties, including claims regarding this offering. Accordingly, the rights of the adverse Member to seek redress in court are limited to the maximum extent provided by the laws of the United States of America and/or the State of Colorado.
Further, Article 13.12 of the operating agreement restricts the ability of individual investors to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us. By purchasing Units in this offering, investors agree to be bound by the arbitration provisions contained in Section 12 of our subscription agreement. Such arbitration provision applies to claims that may be made regarding this offering and/or otherwise arising from or related to the relationship between us and any investor (including, without limitation any purchaser of Units in a secondary transaction) and, among other things, limits the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.
Section 12 of the subscription agreement allows for either us or an investor to elect to enter into binding arbitration in the event of any claim in which we and the investor are adverse parties, including claims regarding this offering. While not mandatory, in the event that we elected to invoke the arbitration clause of Section 12, the rights of the adverse shareholder to seek redress in court would be severely limited.
Further, Section 12.5 of the subscription agreement restricts the ability of individual investors to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit is likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.
Section 12 of the subscription agreement and Article 13 of our operating agreement require disputes to be resolved by arbitration, except in situations where a party deems it necessary to seek injunctive relief to preserve the status quo pending the outcome of the arbitration or in the event claims are judicially determined to fall outside the scope of the arbitration requirements in these sections.
Both the subscription agreement and our operating agreement require arbitration to occur within forty
(40) miles of Denver, Colorado and also require any court actions to be exclusively venued in the United States District Court in and for the District of Colorado or the Colorado state courts sitting in Denver, Colorado. The subscription agreement and the operating agreement are governed by the laws of the State of Colorado and the laws of the United States of America.
We believe the arbitration provisions contained in the subscription agreement and our operating agreement are enforceable under the Federal Arbitration Act (Title 9 of the United States Code), the Colorado Arbitration Act (Sec.1322201, et seq., C.R.S.), and the interpretive case law applicable to each act.
Risks Related to our status as a REIT
Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our Members.
We believe that our organization will be able to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will continue to qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.
If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our Members because:

* we would not be allowed a deduction for dividends paid to Members in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;
* we could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and
* unless we are entitled to relief under certain U.S. federal income tax laws, we could not reelect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.
In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our Class B Units. See TAX CONSIDERATIONS, below, for a discussion of certain U.S. federal income tax considerations relating to us and our Units.
Even if we continue to qualify as a REIT, we may owe other taxes that will reduce our cash flows.
Even if we continue to qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our Members, on net income from certain "prohibited transactions," and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our Members in a calendar year is less than a minimum amount specified under the Code. As another example, we are subject to a 100% "prohibited transaction" tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a TRS. Further, any TRS that we establish will be subject to regular corporate U.S. federal, state, and local taxes. Any of these taxes would decrease cash available for distribution to Members.
REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.
In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a shortterm basis or sell assets, even if the thenprevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our Members at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our Members to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of nondeductible capital expenditures, the creation of reserves or required debt service or amortization payments. To the extent we invest in debt instruments, we generally will be required to accrue income from mortgage loans, mortgage backed securities, and other types of debt instruments currently over the term of the asset, even if we do not receive the cash payments corresponding to such income until later periods. Thus, all or a part of the anticipated increase in yield on the loans we hold that are attributable to deferred interest, exit fees and/or equity participation features generally must be accrued currently notwithstanding that the corresponding cash payment is deferred or uncertain. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short and longterm debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our Class B Units. In such cases our Members may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable distribution will not count towards our distribution requirement, in which case adverse consequences could apply.
If we fail to invest a sufficient amount of the net proceeds from selling our Class B Units in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.
Temporary investment of the net proceeds from sales of our Class B Units in shortterm securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the oneyear period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our Class B Units in qualifying real estate assets within such oneyear period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See TAX CONSIDERATIONS  Requirements for Qualification as a REIT, below.
If we form a TRS, our overall tax liability could increase.
Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the TRS through which we earn such operating income or gain will be fully subject to corporate income tax. The aftertax net income of any TRS would be available for distribution to us; however, any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test. If we have any nonU.S. TRSs, they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, and they may generate income that is nonqualifying for either of the REIT income tests.
Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A TRS also may sell assets without incurring the 100% tax on prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of a REIT's assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's length basis (for example if we charged our TRS interest in excess of an arm's length rate). We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state, and local income tax on their taxable income, and their aftertax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm's length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% (for taxable years beginning before January 1, 2019) or 20% (for taxable years beginning on or after January 1, 2019) TRS limitation or to avoid application of the 100% excise tax.
Dividends payable by REITs generally do not qualify for reduced tax rates under current law.
The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. shareholders that are individuals, trusts, and estates generally is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 37% maximum U.S. federal income tax rate on ordinary income when paid to such Members. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of nonREIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our Class B Units.
Complying with REIT requirements may cause us to forego otherwise attractive opportunities, to liquidate otherwise attractive investments, or to otherwise deviate from our business plan.
To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our Members and the ownership of our Units. We may be required to make distributions to our Members at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our Members, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified "real estate assets." The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items,
U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, no more than 25% (for taxable years beginning before January 1, 2019) or 20% (for taxable years beginning on or after January 1, 2019) of the value of our total securities can be represented by securities of one or more TRSs, and no more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or real property interests. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio, forego otherwise attractive investments, or invest in assets that otherwise deviate from our business plan. These actions could have the effect of reducing our income and amounts available for distribution to our Members.
You may be restricted from acquiring or transferring certain amounts of our Class B Units.
In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding Units may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our operating agreement contains an aggregate Unit ownership limit and a Class B Unit ownership limit. Generally, any of our Units owned by affiliated owners will be added together for purposes of the aggregate Unit ownership limit, and any Units owned by affiliated owners will be added together for purposes of the Unit ownership limit.
If anyone attempts to transfer or own Units in a way that would violate the aggregate Unit ownership limit or the Class B Unit ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our Manager, those Units instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the Units will not violate the aggregate Units ownership limit or the Class B Units ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns Units in violation of the aggregate Unit ownership limit or the Class B Unit ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our operating agreement, bears the risk of a financial loss when the Units are redeemed or sold, if the NAV per Unit falls between the date of  purchase and the date of redemption or sale.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans may not be real estate assets and could adversely affect our REIT status.
We make certain other investments through subsidiaries (with rights to receive preferred economic returns) and may invest in "kickers" with respect to certain investments that we determine to hold outside of a TRS. The character of such investments for REIT purposes may depend on the assets and operations of the issuer, which we generally will not control. Thus, no assurance can be given that any such issuer will not operate in a manner that causes us to fail an income or asset test requirement. In addition, the proper treatment of certain investments, including investments through subsidiaries (with rights to receive preferred economic returns) and "kickers," for U.S. federal income tax purposes is unclear. If the IRS were to successfully challenge our characterization of an investment, it could adversely affect our REIT status.
Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.
The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or to offset certain other positions does not constitute "gross income" for purposes of the 75% or 95% gross income tests, provided certain circumstances are satisfied. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.
Our qualification as a REIT and avoidance of 100% tax may depend on the characterization of loans that we make as debt for U.S. federal income tax purposes.
For U.S. federal income tax purposes, the IRS or a court may treat a loan with sufficient equity characteristics as equity for tax purposes. We may obtain equity participation rights with respect to our loans, and we may make loans with relatively high loantovalue ratios and/or high yields, which are among the features that can cause a loan to be treated as equity for U.S. federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, it is possible that the IRS or a court could disagree and seek to recharacterize the loan as equity.

Recharacterization of one of our loans as equity for U.S. federal income tax purposes generally would require us to include our share of the gross assets and gross income of the borrower in our REIT asset and income tests. Inclusion of such items could jeopardize our REIT status. Moreover, to the extent our borrowers hold their assets as dealer property or inventory, if we are treated as holding equity in a borrower for U.S. federal income tax purposes, our share of gains from sales by the borrower would be subject to the 100% tax on prohibited transactions (except to the extent earned through a TRS).
The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT.
We may make investments in loans whose qualification as a real estate mortgage loan for REIT purposes is uncertain or which are treated in part as qualifying mortgage loans and in part as unsecured loans. The failure of a loan that we treated as a qualifying mortgage loan to qualify as such for REIT purposes could cause us to fail one or more of the REIT income or asset tests, and thereby cause us to fail to qualify as a REIT unless certain relief provisions also apply.
In general, interest income accrued on a loan that is secured by real property and personal property during a taxable year constitutes qualifying mortgage interest in its entirety for purposes of the 75% gross income test only if the loan is secured by a mortgage on real property with a value (at the time we committed to acquire the loan) at least equal to the highest outstanding principal amount of the loan during such taxable year. In the case of loans to improve or develop real property, the value of the real property collateral when we commit to acquire a loan is deemed to include the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which will be constructed from the proceeds of the loan. Subject to an exemption discussed in TAX CONSIDERATIONS  Requirements for Qualification as a REIT, below, if the outstanding principal balance of a mortgage loan during the taxable year exceeds the deemed value of the real property securing the loan at the time we committed to acquire the loan, a portion of the interest accrued during the year will not be qualifying mortgage interest for the 75% income test and a portion of such loan likely will not be a qualifying real estate asset. In that case, we could earn income that is not qualifying for the 75% income test and be treated as holding a non real estate investment in whole or part, which could result in our failure to qualify as a REIT.
The "taxable mortgage pool" rules may increase the taxes that we or our Members may incur, and may limit the manner in which we effect future securitizations.
Any borrowings incurred by us could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. Except as provided below, we generally would not be adversely affected by the characterization as a taxable mortgage pool so long as we own 100% of the equity interests in a taxable mortgage pool. Certain categories of Members, however, such as nonU.S. Members eligible for treaty or other benefits, Members with net operating losses, and certain U.S. taxexempt Members that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our Units are owned by taxexempt "disqualified organizations," such as certain governmentrelated entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose Unit ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for U.S. federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.
The ability of our Manager to revoke our REIT qualification without Member approval may cause adverse consequences to our Members.
Our operating agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our Members, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to Members in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our Members.
We may be subject to a 100% penalty tax on any prohibited transactions that we enter into, or may be required to forego certain otherwise beneficial opportunities in order to avoid the penalty tax on prohibited transactions.
If we are found to have held, acquired or developed property primarily for sale to customers in the ordinary course of business, we may be subject to a 100% "prohibited transactions" tax under U.S. federal tax laws on the gain from disposition of the property unless: (i) the disposition qualifies for a safe harbor exception for properties that have been held by us for at least two years (generally for the production of rental income) and that satisfy certain additional requirements; or (ii) the disposition is made through a TRS and, therefore, is subject to corporate U.S. federal income tax.
Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances. Our opportunistic business strategy may include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. We intend to continue to comply with the statutory safe harbor when selling properties (or when our joint ventures sell properties) outside of our TRSs that we believe might reasonably be characterized as held for sale, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS might disagree with our characterization of sales outside the safe harbor. Thus, we may be subject to the 100% penalty tax on the gain from dispositions of property.
Additionally, we could be subject to this tax if we were to dispose of or securitize loans (or portions thereof) in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level (and may conduct such sales through a TRS), and may limit the structures we utilize for any securitization transactions, even though the sales or structures might otherwise be beneficial to us.
The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us, or to hold investments or undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.
Possible legislative, regulatory or other actions affecting REITs could adversely affect our Members and us.
The rules dealing with U.S. federal, state, and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our Members or us. We cannot predict whether, when, in what forms, or with what effective dates, tax laws, regulations, and rulings may be enacted, promulgated or decided, which could result in an increase in our or our Members' tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations, and/or the amount of cash available for the payment of dividends.
Members are urged to consult with their own tax advisors with respect to the impact that legislation may have on their investment and the status of legislative, regulatory, or administrative developments and proposals and their potential effect on their investment in our Units.
A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a Member's investment in our Class B Units and may trigger taxable gain.
A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder's adjusted tax basis in the holder's Units, and to the extent that it exceeds the holder's adjusted tax basis will be treated as gain resulting from a sale or exchange of such Units.
Our Manager and its affiliates have limited experience managing a portfolio of assets owned by a REIT.
REITs are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests. Our Manager and its affiliates have limited experience managing a portfolio in the manner intended to comply with such requirements. To the extent our Manager and its affiliates manage us in a manner that causes us to fail to be a REIT, it could adversely affect the value of our Units.
Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.
Even if we qualify as a REIT for U.S. federal income tax purposes, we generally will be required to pay state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, per Unit trading price of our Class B Units and our ability to satisfy our principal and interest obligations and to make distributions to our Members could be adversely affected.
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DESCRIPTION OF THE CLASS B UNITS

The rights, restrictions, and preferences that Members holding Class B Units will be entitled to are specified in our operating agreement and summarized as follows:

General
Voting Rights. Holders of our Class B Units have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the Class B Units, except that the two Class B Members owning the largest and secondlargest number of Class B Unit each may appoint one member to the Board. Except for a complete loss of investment in the Class B Units, such Members will not be subject to any other potential liability under state statutes or foreign law.

Distributions. Members holding Class B Units will be entitled to distributions from the Company pari passu with all Members pro rata based on the percentage of such Units held divided by all outstanding Units.

Liquidation Rights. Members holding Class B Units will be entitled to liquidation distributions from the Company pari passu with all Members pro rata based on the percentage of such Units held divided by all outstanding Units.

Restrictions on Ownership and Transfer. No more than 50% in value of our outstanding Units may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. Therefore, Members may not own an aggregate number of Units (of any Class) in excess of the amount permitted under the Code and REIT Rules. Units owned by affiliated owners will be added together for purposes of determining the Unit ownership limit.

Members may only transfer Units in accordance with our operating agreement.

Ownership restrictions may be applicable to certain entities. See ERISA CONSIDERATIONS, below.

Arbitration Provisions of our operating agreement
Our operating agreement contains provisions that require any disagreement or dispute among or between Members or Members and the Company to be resolved through arbitration. While this expedites and lowers the costs of resolving such situations, it does involve Members giving up traditional rights that would be afforded to them if they were to bring these issues in a forum such as the state courts of Colorado. In particular, certain procedural rights including adhering to the full rules of evidence are truncated. Despite these limitations, Colorado law still governs the proceedings.
The prevailing party may also be entitled to attorneys' fees and the decision of the arbiter will be final and nonappealable. See our operating agreement for the full the arbitration rules to which Members and the Company submit.
By purchasing Units in this offering, investors agree to be bound by the arbitration provisions contained in Section 12 of our subscription agreement. Such arbitration provision applies to claims that may be made regarding this offering and/or otherwise arising from or related to the relationship between us and any investor (including, without limitation any purchaser of Units in a secondary transaction) and, among other things, limits the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.
Section 12 of the subscription agreement allows for either us or an investor to elect to enter into binding arbitration in the event of any claim in which we and the investor are adverse parties, including claims regarding this offering. While not mandatory, in the event that we elected to invoke the arbitration clause of Section 12, the rights of the adverse shareholder to seek redress in court would be severely limited.

Further, Section 12.5 of the subscription agreement restricts the ability of individual investors to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit is likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.
Section 12 of the subscription agreement and Article 13 of our operating agreement require disputes to be resolved by arbitration, except in situations where a party deems it necessary to seek injunctive relief to preserve the status quo pending the outcome of the arbitration or in the event claims are judicially determined to fall outside the scope of the arbitration requirements in these sections.
Both the subscription agreement and our operating agreement require arbitration to occur within forty (40) miles of Denver, Colorado and also require any court actions to be exclusively venued in the United States District Court in and for the District of Colorado or the Colorado state courts sitting in Denver, Colorado. The subscription agreement and the operating agreement are governed by the laws of the State of Colorado and the laws of the United States of America.
We believe the arbitration provisions contained in the subscription agreement and our operating agreement are enforceable under the Federal Arbitration Act (Title 9 of the United States Code), the Colorado Arbitration Act (Sec.13-22-201, et seq., C.R.S.), and the interpretive case law applicable to each act.

Projected Post Offering Capitalization
In exchange for 100 Class A Units, Budding Equity made a capital contribution to the Company in the amount of $30,000. Prior to the Offering, the Company did not have any other Members.

Class of Units
Owner
Units Issued
Price per Unit
Proceeds
Class A
Budding Equity
100
$ 300.00
$ 30,000.00
Class B
General public
5,000,000
$ 10.00
$ 50,000,000.00
Totals:

5,000,100

$ 50,030,000.00

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DESCRIPTION OF BUSINESS

General
The Company was formed on April 17, 2018 and has no operational history. The Company is managed by our Manager, which also does not have any operational history and only employs three individuals who substantially run all of the daytoday operations of the Manager and in turn the Company. For more information regarding our management, see DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES, below.
We have not had any material legal proceedings such as: bankruptcy, receivership or similar proceedings; corporate events such as mergers or reorganizations; or any actual or threatened litigation. While the Company plans to eventually own real property outside of the investment context, as of the Offering Date, it has only entered into a lease for a 300 square foot office space.
Business Model
Generally, our core business model will consist of originating commercial loans for real estate and associated projects that have a positive environmental, community, or social impact component. We intend to qualify was a REIT under the Code. For more detailed information on characteristics associated with REITs, see TAX CONSIDERATIONS: Taxation of REITs in General, below.

The goal of our business model is to create and maintain a portfolio of loans that generate a low volatility and predictable income stream that provide attractive and consistent cash distributions for our Members. Our focus on investing in debt and debtlike instruments will emphasize the payment of current returns to Members and the preservation of invested capital, with a lesser emphasis on seeking capital appreciation. We expect that our portfolio of investments will be secured primarily by U.S. based collateral and diversified by security type, property type and geographic location.

We may acquire commercial real estate loans by directly originating the loans or by purchasing them from thirdparty sellers. Although we generally prefer the benefits of direct origination, the current market conditions have created situations where holders of commercial real estate debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments.
Our primary focus is to originate and invest in the following types of commercial real estate loans:
* Senior Mortgage Loans. We may invest in senior mortgage loans that are predominantly three to five year term loans providing capital for the acquisition, refinancing or repositioning of quality real estate and development projects and may be fixed or floating rate loans that immediately provide us with current income, which we refer to as currentpay loans. We expect that our senior mortgage loans will be primarily backed by properties located in the U.S. We expect to invest in senior mortgage loans with low loantovalue ratios. We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include interestonly portions.

Senior mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender's favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from thirdparty rating agencies and financing sources, which should increase the liquidity of these investments.

* Subordinated Mortgage Loans, or BNotes. We may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as BNotes, secured by real estate and development projects. We may create subordinated mortgage loans by creating participations of our directly originated first mortgage loans generally through syndications of senior interests or coorigination with a senior lender or we may buy such assets directly from thirdparty originators. Further, we expect that the reemergence of the commercial mortgagebacked securities market will allow us to originate first mortgage loans to property owners with nearterm liquidity issues and will allow us to contribute the senior AAA rated proceeds of the origination for inclusion in securitizations while retaining the subordinate debt at attractive returns.
Due to the current credit market weakness and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to both directly originate and to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.
Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

* Mezzanine Loans. These are loans secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property. We may own mezzanine loans directly or we may hold a participation in a mezzanine loan or a subparticipation in a mezzanine loan. Mezzanine loans may be either short (three to five year) or longer (up to 10 year) terms and may be fixed or floating rate. These loans are predominantly currentpay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an "equity kicker" as described below. We believe that opportunities to both directly originate and to buy mezzanine loans from thirdparties on favorable terms will continue to be attractive. In the current market, mezzanine loans can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition. Therefore, we expect to achieve favorable terms both economic and structural on the mezzanine loans in which we invest.

Investors in mezzanine loans are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to foreclose, in many instances more efficiently than senior mortgage debt. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take control on an expedited basis of the propertyowning entity, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if the mezzanine lender is unable to cure senior mortgage defaults. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loans or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt has been repaid.
Other Possible Investments
Although we expect that most of our investments will be of the types described above, we may make other investments, such as international investments. In fact, we may invest in whatever types of interests in real estate or debt related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate or debt related assets, our conflicts of interest policy and operating agreement do limit certain types of investments involving our Manager, its officers or any of their affiliates.

Lending Strategy
While our Manager has substantial discretion with respect to the selection of specific loans that we make, we believe that a successful lending approach requires the implementation of strategies that permit favorable originations, effective asset management and timely disposition of those assets. As such, we have developed a disciplined approach that emphasizes thorough market research, stringent underwriting standards and an extensive downside analysis of the risks of each loan. The approach also includes active and aggressive management of each asset acquired.
We believe that active management is critical to creating value. We will develop a welldefined exit strategy for each loan we make. Specifically, we assign an exit or refinance timeline to each asset we acquire prior to its purchase as part of the original business plan for the asset. We then continually reevaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions, and our overall portfolio objectives to determine the optimal time to sell the asset.
To execute our disciplined investment approach we seek to adhere to the following practices:
Local Market Research. We will extensively research the acquisition and/or origination and underwriting of each transaction, utilizing both real time market data and our transactional knowledge.
Underwriting Discipline. We will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to the underlying real property, its location, income producing capacity, prospects for longrange appreciation, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, we remain involved through the investment life cycle of the asset and consult with the other professionals as necessary.
Risk Management. Risk management is a fundamental principle in our construction of portfolios and in the management of each asset. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. To the extent that these risks are present, we will engage the requisite real estate professionals for guidance as necessary. Additionally, we will review the operating performance and history of borrowers and any jointventure or development partners against projections and provide the oversight necessary to detect and resolve issues as they arise.

Lending Criteria
Our Manager has the authority to make all the decisions regarding our loans consistent with the lending strategy set forth above and subject to the limitations in our operating agreement. In selecting lending opportunities for us, the underwriting criteria that we consider when evaluating prospective borrowers include:
* macroeconomic conditions that may influence operating performance;
* real estate market factors that may influence real estate valuations, real estate lending and/or economic performance of real estate generally;
* fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset's overall competitive position in its market;
* the operating expertise and financial strength of the sponsor or borrower;
* real estate and leasing market conditions affecting the real estate;
* the cash flow in place and projected to be in place over the expected hold period of the real estate;
* the appropriateness of estimated costs and timing associated with capital improvements of the real estate;
* a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;
* review of thirdparty reports, including appraisals, engineering and environmental reports;
* physical inspections of the real estate and analysis of markets; and
* the overall structure of the investment and rights in the transaction documentation.
If a potential lending opportunity meets the above underwriting criteria, our Manager will then review the proposed transaction structure, taking into account criteria that includes:
* distributions and waterfall criteria;
* governance and control rights;
* buysell provisions;
* recourse provisions;
* underlying security features;
* reserve requirements;
* cash flow sweeps;
* call protection;
* recourse provisions;
* the asset's position within the overall capital structure (i.e., our rights in relation to other partners or capital tranches); and
* the potential loan's riskreturn profile.
Lastly, our Manager will review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset or underlying real estate collateral.
Operating Policies
Borrowing Policy. We believe that our Manager's ability to obtain both competitive interim and term financings and its relationships with top tier financial institutions should continue to allow our Manager to successfully employ moderate levels of borrowing in order to enhance our returns to Members. Although our investment strategy is not contingent on financing our assets in the capital markets, such an event our Manager work to obtain conservatively structured term financing for our investments, to the extent available, through capital markets and other financing transactions.
Leverage Policy. We may employ leverage in order to provide more funds available for investment. We believe that careful use of conservatively structured leverage helps us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of this Offering, our debt financing, on a portfoliowide basis, will be between 5085% of the greater of the cost (before deducting depreciation or other noncash reserves) or fair market value of our assets, although it may exceed this level during our offering stage. Our Manager may from time to time modify our leverage policy in its discretion. However, other than during our initial period of operations, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other noncash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager's investment committee.
Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets and the nature and level of credit enhancements supporting our assets. Our Manager will review and monitor credit risk and other risks of loss associated with each investment. In addition, we seek to diversify our portfolio of assets to avoid undue issuer, industry and certain other types of concentrations. Our Manager monitors the overall portfolio risk and levels of provision for loss.
Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to "matchfund", which means our Manager seeks to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets and their underlying leases and through hedging activities.
Hedging Activities. We may engage in hedging transactions to protect our investment portfolio and variable rate leverage from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in our best interests, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain shortterm repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.
Equity Capital Policies. Under our operating agreement, we have authority to issue an unlimited number of additional Units or other securities. In particular, our Manager with approval of the Board is authorized to provide for the issuance of an unlimited amount of one or more classes or series of Units in the Company, including preferred Units, and to fix the number of Units, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without Member approval. After your purchase in this Offering, our Manager may elect to: (i) sell additional Units in this or future public offerings, (ii) issue equity interests in private offerings or (iii) issue Units to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this Offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your Units.
Disposition Policies. As each of our investments reach what we believe to be its optimum value during the expected life of the Company, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our Members or investing the proceeds in other assets that we believe may produce a higher overall future return to our Members. We anticipate that any such dispositions typically would occur during the period within approximately five years from the termination of this Offering (subject to pursuing alternative means of providing liquidity). However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our Manager selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of is made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or would impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions, a REIT that sells a property, other than foreclosure property, that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a "dealer" with respect to any such property and is subject to a 100% penalty tax on the net income from any such transaction unless the sale qualifies for a statutory safe harbor from application of the 100% tax. As a result, our Manager attempts to structure any disposition of our properties with respect to which our Manager believes we could be viewed as a dealer in a manner to avoid this penalty tax through reliance on the safe harbor available under the Code or through the use of a TRS. See TAX CONSIDERATIONS, below. Alternatively, the risk of incurring the 100% tax may require the Manager to forgo an otherwise attractive sale opportunity.
When we determine to sell a particular property or other investment, we seek to achieve a selling price that maximizes the capital appreciation for investors based on thencurrent market conditions. We cannot assure you that this objective will be realized. For example, the selling price of a leased office, retail or industrial property is determined in large part by the amount of rent payable by the tenants. With respect to apartment communities, the selling price is determined in large part by the amount of rent payable by the residents. When determining the selling price of other types of real estate assets, such as recreation and leisure properties, we consider such factors as expected future cash flow from the properties as well as industry specific information. The terms of payment are affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.
Depending upon then prevailing market conditions, and subject to our consideration of alternative liquidity events, it is our intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our Members within approximately five years after the termination of this Offering. However, our Manager may determine to defer such liquidation beyond the fifth anniversary of the termination of this Offering.
Market conditions, our status as a REIT and other factors could cause us to delay the commencement of our liquidation or other liquidity event. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets depends on real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on Members that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a "liquidating trust" with potentially unfavorable tax consequences for our Members, or terminate our status as a REIT.
Valuation Policies
Quarterly Valuations: Calculation of NAV
No later than June 30, 2019, we will file with the SEC on a quarterly basis a supplement to our offering circular. The supplement will contain our quarterly determination of the NAV per share applicable for the fiscal quarter. We post that fiscal quarter's NAV on the Budding Equity Management website, www.budeq.com.

On a quarterly basis, we will disclose the principal valuation components of our NAV. In addition, if a material event occurs in between quarterly updates of NAV that would cause our NAV to change by 5.0 percent or more from the previously disclosed NAV, we will disclose the updated price and the reason for the change in a reasonable timeframe.
Process
To calculate the NAV, we will engage an independent valuation firm with expertise in appraising commercial real estate loans, assets, and related liabilities to provide annual/quarterly estimates of value. The valuations will be adjusted for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of value of the affected investments in commercial real estate assets. Budding Equity Management / the Manager will inform the independent valuation expert if a material event occurs between scheduled annual valuation that we believe may materially affect the value of the investments and underlying assets or liabilities.
Budding Equity Management's / Our sponsor's internal accountants will calculate the NAV per common share using a process that reflects the following:
1. The estimated values of each of our commercial real estate assets, investments, and related liabilities which reflect (i) comparable market data (including comparable transactions, capitalization rates, interest rates, yield on relevant loan rates, and implied net operating income multiples), (ii) default rates, yield of comparable instruments, discount rates, and loss severity rates related to certain liabilities, and (iii) development stage of the underlying assets with consideration to key drivers of value;
2. Updates in the price of liquid assets for which third party market quotes are available;
3. Accruals of any distributions payable; and
4. Estimates of quarterly accruals of our operating revenues, expenses, and fees.
The determination of our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate is necessary, including, commercial real estate assets, investments, and related liabilities, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate assets, to be our independent valuation expert.
Our goal is to provide a reasonable estimate of the market value of our Units on a quarterly basis. However, the majority of our assets will consist of commercial real estate loans and, as with any commercial real estate valuation protocol, the conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. As a result, the quarterly NAV may not reflect the precise amount that may be paid for your Units in a market transaction. Any potential disparity in our NAV per share may be in favor of either shareholders who redeem their Units, purchase new Units, or continue to hold their current Units.
Management and Personnel
A large factor in our success will be the management team of our Manager, who brings a diverse set of legal knowledge and experiences setting them apart from others in the highly competitive real estate industry. Depending on our ability to raise capital through this Offering, if we substantially exceed the Minimum Offering Amount, our Manager will strongly consider hiring additional individuals who can help with dealflow for real estate projects.

ESTIMATED USE OF PROCEEDS

Regardless of the amount raised in this Offering, substantially all of the proceeds will be used to make real estate investments described in more detail under the DESCRIPTION OF BUSINESS section of this Offering Circular, above. The number and diversity of investments will be directly related to the amounts raised in connection with this Offering, such that the more money raised, the greater the number and diversity of the investments that the Company can make in various projects.
This is a blind pool offering meaning that because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this offering circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in commercial real estate loans, commercial real estate and other real estaterelated assets. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. Furthermore, our Manager will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.
The table below sets forth our estimated use of proceeds from this Offering, assuming we sell in this Offering: (i) the Minimum Offering Amount (not including capital contributions received by Budding Equity), the amount we need to start operations and the Minimum Offering Amount; and (ii) the Maximum Offering Amount. Class B Units will be offered at $10.00 per Unit until June 30, 2019. Thereafter, the price per Unit will be equal to the greater of $10.00 or an amount based on our NAV as of the end of the prior semiannual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually).

 Minimum
Offering(1) Amount
Maximum
Offering Amount Gross Offering Proceeds $2,250,000 $50,000,000 Less: Organization and Offering Expenses(2) ($250,000) ($250,000) Net Proceeds from this Offering $2,000,000 $49,750,000 Net Proceeds from Capital Contributions $30,000 $30,000 Estimated Amount Available for Investments
$2,030,000
$49,780,000

(1) We will not start operations or draw down on investors' funds and admit investors as Members until we have raised at least $2,250,000 in this Offering (not including the capital contribution for the Class A Units). Until the Minimum Offering Amount is met, investors' funds will be revocable and will remain at the investors' bank/financial institution. If we do not raise $2,250,000 within 12 months, we will cancel this Offering and release all investors from their commitments.
(2) These expenses include the following items and estimated amounts:
a. $30,000 for marketing and a cash reserve for contingencies
b. $8,000 for travel expenses
c. $38,000 for web design and software licensing associated with this Offering
d. $74,000 for staff supporting this Offering
Although we have a strong commitment to our current business plan, the above information is an estimated use of proceeds from this Offering and we expressly reserve the right to change any information in this section at any time.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General
The Company was organized on April 17, 2018 as a Colorado limited liability company formed to originate, acquire, and manage a diversified portfolio of commercial real estate loans and debt instruments primarily in real estate and associated projects that has a positive environmental, community or social impact component such as projects related to: upcycled shipping containers; tiny homes; affordable housing; and coworking spaces.
We define development projects to include a range of activities from major renovation and leaseup of existing buildings to ground up construction. With demand stoked by demographic trends and supply constrained by economic forces, we believe that that real estate and development projects associated with a positive environmental, community or social impact component present unique market opportunities that may be underserved or neglected by investment capital. While we focus on lending to projects with these characteristics, we may invest in other commercial real estate projects. We plan to diversify our portfolio by investment size, loan duration, and riskrelated criteria with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors.
Budding Equity Management, Inc. serves as our Manager. As our Manager, it manages our daytoday operations and our portfolio of commercial real estate loans and other select real estaterelated assets. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitations in our operating agreement.
We plan to elect to be treated as a REIT under the Code, commencing with our taxable year ended December 31, 2019. If we qualify as a REIT for U.S. federal income tax purposes, we generally are not subject to U.S. federal income tax to the extent we distribute qualifying dividends to our Members. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution.
However, we are organized and plan to operate in a manner that should enable us to qualify for treatment as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2019, and we intend to continue to operate so as to remain qualified as a REIT for
U.S. federal income tax purposes thereafter.
To maintain qualification as a REIT, we are required to make aggregate annual distributions to our Members of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to continue to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.
Competition
Our net income depends, in large part, on our ability to source, acquire, and manage our loans with attractive risk adjusted yields. We compete with many other entities engaged in similar activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous REITs with lending objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in lending to borrowers that we targeted for loans. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources
We are dependent upon the net proceeds from this Offering to conduct our proposed operations. We plan to obtain the capital required to originate our loans and conduct our operations from the proceeds of this Offering and any future offerings we may conduct, as well as from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. We currently have not made any loans. We anticipate that proceeds from this Offering will provide sufficient liquidity to meet future funding commitments and costs of operations through June 30, 2019. For information regarding the anticipated use of proceeds from this Offering, see ESTIMATED USE OF PROCEEDS, above.
If we are unable to fully raise the Maximum Offering Amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we have certain direct and indirect operating expenses. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
Results of Operations
The Company was formed on April 17, 2018 and as of the Offering Date, does not have any operating results as of the Offering Date.
Market Trends
As a REIT, among other requirements, a substantial portion of our: (a) income must be derived from investments relating to real property or mortgages on real property; and (b) assets must be in the form of "real estate assets," cash, cash items and U.S. Government securities. Additionally, we have noted that millennials have been the largest group of home buyers since 2013.1 If this trend continues, we believe that alternatives to the less traditional real estate and related projects will flourish, thus, as part of our core business model, we plan to target real estate and related projects that have a positive environmental, community or social impact component such as projects related to: upcycled shipping containers; tiny homes; affordable housing; and coworking spaces.
Upcycled Shipping Containers
Shipping containers are versatile and sturdy instruments for transporting large amounts of cargo intermodally between countries. However, they have traditionally had short lifespans and are generally not reusable for shipping since sending back these containers to their origin countries is more costly than

1 See https://www.forbes.com/sites/christinecarter/2017/07/26/howrealestateinvestingisspurring millennialhomeownership/#3fe0b292d445 building new shipping containers. Not only is this wasteful, but it creates a potential surplus of leftover raw materials. With sustainability on many people's minds these days, shipping containers have had a renaissance of their own with new use cases for these sturdy structures. In many parts of the world, reusing shipping containers as homes and communities has been a source of goodwill and camaraderie, helping communities thrive. The three real world examples below demonstrate the creative uses of upcycling shipping containers in a real estaterelated context. These case studies give us confidence in the viability and potential growth in their use:
* Market 707 in Toronto, Canada. Originally, the Scadding Court neighborhood in downtown Toronto was a quiet and rather desolate place. Entrepreneur Kevin Lee brought the idea of up cycling shipping containers to this neighborhood in 2010, inviting other entrepreneurs to rent out the shipping container kiosks for less than $25 per day to sell their wares. Eight years later, Market 707 is now a busy market with a diverse mix of 23 businesses. This market hub has created a booming economy in this area of downtown Toronto.

While the investment into this sort of community can range from $20,000  $30,000 upfront (to clean out the containers and make them safe to use), Lee was able to see a return on investment in his concept in as little as three years. He now uses the money earned from Market 707 to fund recreational and afterschool programs for the community.2

* Containertopia in Oakland, California. Rent in the San Francisco Bay Area has skyrocketed past New York City within the last several years; instead of settling to pay a whopping $3,500 per month on a onebedroom apartment in San Francisco, Luke Iseman and Heather Stewart launched Containertopia in 2015, purchasing a used shipping container for $2,300 and investing an additional
$12,000 in the structure to refurbish it and make it a livable space in Oakland. Containertopia's shipping container homes are built to withstand inclement weather and can be rented for as little as
$600 per month.

While Containertopia's original concept was meant as an outdoor shipping container village, currently Containertopia's shipping container homes are housed within a large warehouse due to residential zoning restrictions. The adjacent lot is used as a vegetable garden for the residents of the community.3

* Mobile Medical Clinics from Clinic In A Can. Wichita, Kansasbased Clinic In A Can upcycles shipping containers as mobile, relocatable medical clinics. These mobile health units are able to serve communities that are otherwise underserved. Clinic In A Can now has units in over ten countries, including Sierra Leone, Ecuador, and Haiti. Clinic In A Can units are solar powered and able to accommodate various medical uses, including surgery, emergency medicine, and primary care.4
There have been a number of other recent creative and successful uses of upcycled shipping containers including as classrooms, storefronts, and indoor gardens. Shipping container prices are a huge investment upfront at least $15,000 in addition to the cost of labor and equipment involved to refurbish these structures. However, shipping containers are well worth the investment to give second lives to shipping containers and grow communities. We believe that given the low cost and the social impact of using up cycled shipping containers in connection with real estate projects provides a terrific opportunity, which at

2 See http://www.scaddingcourt.org/market_707.
3 See http://www.dailymail.co.uk/news/article3277963/The600monthshippingcontainervillageyoung professionalsgettingcreativeavoidstaggeringrentsSanFrancisco.html
4 See http://www.clinicinacan.org/

this point has been largely untapped. We hope to take advantage of this opportunity to provide returns to our Members.

Tiny Homes
The tiny home movement is a fairly recent phenomenon that has been steadily gaining momentum within the last several years due to the public's interest in sustainability and minimalism. More than a dozen cities in the United States have become tinyhome friendly, with over fifty of these tiny home communities located from Florida to Washington state.5
For people who flock to tiny home communities, they crave a sense of belonging. Most of the tiny home communities in North America have regular meetups for its neighbors, potlucks, and urban gardens that the community can enjoy.6 Since tiny homes usually average about 400 square feet, many of the tiny home residents in these enclaves spend more time outside of their homes with their neighbors, tilling their community gardens and enjoying conversations over the firepit.
Tiny home communities may often be new developments in cities, but some areas of the country are seeing tiny homes grow in onceabandoned neighborhoods. For instance, in Orlando, the Lakefront R.V. Park has a second life as a tiny house community.7
Two out of every five tiny home owners is over 50 years old,8 since tiny homes generally require less money and maintenance than a typical home. A tiny home is a great option for older Americans who require live in caretakers, have grown adult children living with them, or who have special needs relatives.
Tiny house communities have also been a top trend for combating homelessness in the United States, with tiny home communities focused on providing affordable housing for the homeless or lowincome residents in cities such as Detroit, Nashville, and Los Angeles.9 These tiny homes are equipped with full amenities and sometimes have the renttoown option for its residents. Tiny home communities focused on this demographic are often built by volunteers in the community with supply donations.
On the other end of the spectrum, tiny home communities have also been of interest to luxuryminded consumers, with tiny home resorts popping up in Jackson Hole, Wyoming, and ski towns in Colorado. These tiny homes for sale can often be vacation cabins or second homes for the wealthy, starting at
$100,000,10 with amenities such as private golf courses and beaches.
Building a tiny home is significantly less than a standard home, usually starting at around $23,000.11 However, large developments have hopped onto this movement by building planned communities, such as the community of fifty tiny homes being planned outside of San Diego. Micro houses in planned communities can cost at around $60,000 to buy.
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5 See https://www.trulia.com/blog/whatitsliketoliveinatinyhousecommunity/
6 See https://www.msn.com/enus/money/realestate/tinyhomecommunitiesyoullwanttolivein/ss AAsNiNK
7 See https://www.thespruce.com/livabletinyhousecommunities3984833
8 See https://www.aarp.org/livablecommunities/housing/info2015/tinyhousesarebecomingabig deal.html
9 See https://www.curbed.com/maps/tinyhousesforthehomelessvillages
10 See https://www.thespruce.com/livabletinyhousecommunities3984833
11 See https://www.aarp.org/livablecommunities/housing/info2015/tinyhousesarebecomingabig deal.html

In tiny home communities focused on the homeless and lowincome population, nonprofit organizations have raised money through private donations,12 local government grants, and even through crowdfunding platforms.
Given the diversity in the demographics who have found the appeal for tiny homes, we see growth in this subsector of the market as imminent.
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12 See https://www.curbed.com/maps/tinyhousesforthehomelessvillages

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The Manager of the Company
Pursuant to our operating agreement, our Manager, who controls our daytoday operations and makes substantially all decisions related to the business of the Company, is elected by a majority vote of the holders of Class A Units and may only be removed for cause upon such a vote. Accordingly, we have included pertinent information about our Manager's executive officers and directors below.
Executive Officers of the Manager

Name
Age
Position
N. Nora Nye
50
President & Chief Executive Officer
James R. Carr
45
Vice President & Chief Operations Officer
Peter Albertsson
57
Chief Financial Officer

N. Nora Nye
Ms. Nye currently serves as President & Chief Executive Officer of our Manager. She is currently a practicing attorney with a successful solo practice in Denver, Colorado, which she formed in 2005 and which specializes in advising clients on matters focusing on employment law, consumer bankruptcy, and consumer debt settlement.
Prior to private practice, Ms. Nye served as a staff attorney first for the American Federation of State County Municipal Employees from 2001 to 2003, and next for the Colorado Federation of Public Employees from 2004 to 2005.
Ms. Nye currently serves as Treasurer and board member of the Washington Street Community Center.
Ms. Nye received her jurisdoctorate degree from the University of Denver College of Law in 1998 and her bachelor of arts in Psychology from the University of Colorado Boulder.
James R. Carr
Mr. Carr serves as VicePresident & Chief Operations Officer of our Manager. He is currently a practicing attorney and has had a varied practice in both New York and Florida, each of which he is licensed to practice, since 2001. Mr. Carr's practice has focused on a wide array of matters including consumer protection, residential real estate bankruptcy, public housing, foreclosure, bankruptcy, social security, and immigration.
Mr. Carr received his juris doctorate degree from the City University of New York School of Law in 2001 and his bachelor of arts in History from Lawrence University.
Peter Albertsson
Peter Albertsson has over 30 years' experience in accounting and finance. Mr. Albertsson has worked in manufacturing, real estate development, direct marketing, and service business. He has a strong technical background in IT, accounting and finance. He currently is based in Miami, FL.
Directors of the Manager

Name
Age
Position
N. Nora Nye
50
Director
James R. Carr
45
Director

Peter Albertsson
57
Director
Dara Ceccarelli
53
Director
LaTonya McPherson
50
Director

N. Nora Nye
See biographical information above under Executive Officers of the Manager.
James R. Carr
See biographical information above under Executive Officers of the Manager.
Peter Albertsson
See biographical information above under Executive Officers of the Manager.
Dara Ceccarelli
Dara Ceccarelli has 25+ years of administrative, marketing and sales assistant experience for all different industries, including real estate development, financial services, advertising and career placement. Ms. Ceccarelli currently resides in Milwaukee, Wisconsin.
LaTonya McPherson
LaTonya McPherson has 10+ years in executive administration, corporate services support, office management and coordination. Additionally, she has served as a human resources generalist managing a variety of tasks including onboarding, employee relations, training and development. Ms. McPherson lives in Denver, Colorado.
Note, none of the above executive officers or directors have any family relationships (except for Ms. Nye and Ms. Ceccarelli are siblings) nor do any of them have any current material legal proceedings against them.
Significant Security Ownership of our Manager

The following table sets forth the beneficial ownership of our common Units as of the date of this Offering Circular for each person or group that holds more than 5% of our common Units, for each director and executive officer of our sponsor and for the directors and executive officers of our sponsor as a group. To our knowledge, each person that beneficially owns our common Units has sole voting and disposition power with regard to such Units.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1660 S. Albion St., Suite 321, Denver, CO 80222.

Number of Units
Beneficially Owned Percent of All Units Name of Beneficial Owner(1)   Budding Equity Management, Inc. 100 (Class A Units) 100% (Class A Units) N. Nora Nye, Esq. 0 0 James R. Carr, Esq. 0 0 All directors and executive officers of our manager as a group (6 persons)
0
0

(1) Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or Units "voting power," which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2) As of the date of this Offering Circular, Budding Equity Management, Inc. owns all our issued and outstanding Class A Units.

(3) All voting and investment decisions with respect to our Class A Units that are held by Budding Equity Management, Inc. are controlled by the board of directors of Budding Equity Management, Inc. The board is comprised of five (5) members all of whom are elected by all the shareholders voting as a single class.

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MANAGEMENT, EXECUTIVE COMPENSATION, AND RELATEDPARTY TRANSACTIONS

Management Fees
The Manager will not receive any fees: (i) based on the amount of assets under management of the Company, commonly referred to as "management fees"; (ii) compensation tied to transactions undertaken by the Company; or (iii) otherwise not listed in this section.
Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common Units.

Form of Compensation and Recipient
Determination of Amount
Estimated Amount

Organization and Offering
Stage  Organization and Offering Expenses: Manager To date, our Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. We expect organization and offering expenses to be approximately
$1,000,000 or, if we raise the maximum offering amount, approximately 2% of gross offering proceeds
$1,000,000

Operational Stage

Asset Management Fee:
Manager Quarterly asset management fee equal to an annualized rate of 5.00% which, until June 30, 2019, will be based in our net offering proceeds as of the end of each quarter, and thereafter will be equal to Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient
Determination of Amount
Estimated Amount

an annualized rate of 1% based on our NAV at the end of each quarter.

Other Operating Expenses:
Manager
We will reimburse our Manager for outofpocket expenses paid to third parties in connection with providing services to us. This does not include the Manager's overhead, employee costs borne by the Manager, utilities or technology costs. Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time. Servicing Fee:  Budding Servicing fee from 0 to 0.5% Actual amounts are Equity Management, Inc. paid to Budding Equity dependent upon the amount  Management, Inc. for the and timing of payments  servicing and administration received by us on subject  of certain loans and assets; we cannot determine  investments held by us. The these amounts at the present  servicing fee is calculated as time.  an annual percentage of the   stated value of the asset, and   is deducted at the time that   payments on the asset are   made. The fee is deducted in   proportion to the split   between accrued and current   payments. Servicing fee may   be waived at Budding Equity   Management, Inc.'s sole   discretion.  Special Servicing Fee: Quarterly special servicing Actual amounts are Manager or Other Party fee equal to an annualized dependent upon the  rate of 1.00% of the original occurrence of an asset

value of a nonperforming
becoming nonperforming,

Form of Compensation and Recipient Determination of Amount Estimated Amount  asset. Whether an asset is deemed to be nonperforming is in the sole discretion of our Manager. the original value of such asset, and the results of our operation; we cannot determine these amounts at the present time.

Salary of Manager
Neither the Company nor our Manager have paid any cash or other compensation to any of its personnel, including our Manager's executive officers. As a salary for the Managers' duties to the Company, please see above table.
Other Conflicts of Interest or RelatedParty Transactions
Indemnification Obligations of Company
Under the terms of our operating agreement, generally, we will, to the fullest extent permitted by law, indemnify, hold harmless and release our Manager for, from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated ("Claims"), that may accrue to or be incurred by the Manager, or in which the Manager may become involved, as a party or otherwise, or with which the Manager may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Company, except: (a) to the extent that it is ultimately determined that such Claims arose from a material violation of our operating agreement by acts of gross negligence, embezzlement, fraud, or willful misconduct, after notice and an opportunity to cure and/or contest same as provided elsewhere herein by the Manager; or (b) as long as the we qualify as a REIT, Claims arising from or out of an alleged violation of federal or state securities laws by the Manager unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such Claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

We must advance amounts to the Manager for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with the Company's insurance policies and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied:
(i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Manager for or on behalf of the Company; (ii) the legal action is initiated by a thirdparty who is not a Member or the legal action is initiated by a Member acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Manager receiving these advances undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate thereon, if the Manager is found not to be entitled to indemnification.

Under our operating agreement, the Manager has been empowered to purchase insurance policies and coverage as the Manager determines to be necessary or desirable to protect the Company and/or its assets, which may include directors and officers insurance to satisfy the above indemnity obligations.

TAX CONSIDERATIONS

The following is a summary of certain tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our Class B Units. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lowertier affiliated entities, will be in accordance with its applicable organizational documents and as described in this Offering Circular. This summary is for general information only, and does not purport to discuss all aspects of taxation that may be important to a particular Member in light of its investment or tax circumstances or to Members subject to special tax rules, such as:
* U.S. expatriates;
* persons who marktomarket our Class B Units;
* subchapter S corporations;
* U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the
U.S. dollar;
* financial institutions;
* insurance companies;
* brokerdealers;
* REITs;
* regulated investment companies;
* trusts and estates;
* holders who receive our Class B Units through the exercise of employee stock options or otherwise as compensation;
* persons holding our Class B Units as part of a "straddle," "hedge," "short sale," "conversion transaction," "synthetic security" or other integrated investment;
* persons subject to the alternative minimum tax provisions of the Code;
* persons holding our Class B Units through a partnership or similar passthrough entity;
* persons holding a 10% or more (by vote or value) beneficial interest in the Company;
* tax exempt organizations, except to the extent discussed below in Taxation of TaxExempt U.S. Shareholders; and
* nonU.S. persons (as defined below), except to the extent discussed below in Taxation of Non
U.S. Shareholders.
This summary assumes that Members will hold our Class B Units as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.
IMPORTANT NOTE: For the purposes of this TAX CONSIDERATIONS section, any reference to the term "shareholder" should be read to include the defined term Member, used elsewhere in this Offering Circular; and for the purposes of this summary, a U.S. person is a beneficial owner of our Class B Units who for U.S. federal income tax purposes is:
* a citizen or resident of the United States;
* a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);
* an estate whose income is subject to U.S. federal income taxation regardless of its source; or
* any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
For the purposes of this summary, a U.S. shareholder is a beneficial owner of our Class B Units who is a
U.S. person. A taxexempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a nonU.S. person is a beneficial owner of our Class B Units who is a nonresident alien individual or a nonU.S. corporation for U.S. federal income tax purposes, and a nonU.S. shareholder is a beneficial owner of our Class B Units who is a non
U.S. person. The term corporation includes any entity treated as a corporation for U.S. federal income tax purposes, and the term partnership includes any entity treated as a partnership for U.S. federal income tax purposes.
The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR CLASS B UNITS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR CLASS B UNITS TO ANY PARTICULAR MEMBER WILL DEPEND ON THE MEMBER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NONU.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR CLASS B UNITS.
Taxation of the Company
We elected to be taxed as a REIT under the Code, commencing with the taxable year ended December 31, 2019. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its shareholders if it meets the applicable REIT distribution and other requirements for qualification. We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.
Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a

REIT may depend in part upon the operating results, organizational structure and entity classification for
U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
Provided that we continue to qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the shareholder level, upon a distribution of dividends by the REIT.
Even if we continue to qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:
* We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.
* We may be subject to the "alternative minimum tax" on our items of tax preference, if any.
* If we have net income from "prohibited transactions," which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See Prohibited Transactions and Foreclosure Property, below.
* If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as "foreclosure property," we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as nonqualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).
* If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.
* If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.
* If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

* If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.
* We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in Requirements for Qualification as a REIT.
* A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS and between any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm's length amounts.
* If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the nonREIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the fiveyear period following their acquisition from the non REIT corporation.
* We may elect to retain and pay U.S. federal income tax on our net longterm capital gain. In that case, a shareholder would include its proportionate share of our undistributed longterm capital gain in its income (to the extent we make a timely designation of such gain to the shareholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder's basis in our Class B Units.
* We may own subsidiaries that will elect to be treated as TRSs and we may hold investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.
* We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits ("REMICs") or "taxable mortgage pools" to the extent our Units are held in record name by specified tax exempt organizations not subject to tax on UBTI or nonU.S. sovereign investors.
In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and nonU.S. income, franchise property, and other taxes.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1) that is managed by one or more trustees or directors;
(2) the beneficial ownership of which is evidenced by transferable Units or by transferable certificates of beneficial interest;
(3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;
(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
(5) commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, during the last half of each taxable year, commencing with its second REIT taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" as defined in the Code to include specified entities (the "5/50 Test");
(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
(8) that has no earnings and profits from any nonREIT taxable year at the close of any taxable year;
(9) that uses the calendar year for U.S. federal income tax purposes and complies with the record keeping requirements of the Code and Treasury Regulations promulgated thereunder; and
(10) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.
For purposes of condition (1), "directors" generally means persons treated as "directors" for purposes of the Investment Company Act, which we believe includes our Manager. Our Units are generally freely transferable, and we believe that the restrictions on ownership and transfers of our Units do not prevent us from satisfying condition (2). Although we are organized as a limited liability company, for U.S. federal income tax purposes we elected to be classified as a corporation in compliance with condition (3). We believe that the Class B Units sold in this Offering will allow us to timely comply with conditions (5) and (6). However, depending on the number of Members who subscribe for Class B Units in this Offering and the timing of subscriptions, we may need to conduct an additional offering of Units to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding Units of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. To monitor compliance with the Unit ownership requirements, we are generally required to maintain records regarding the actual ownership of our Units. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our operating agreement provides restrictions regarding the ownership and transfer of our Units, which are intended to assist us in satisfying the Unit ownership requirements described above.
For purposes of condition (9) above, we will have used and will continue to use a calendar year for U.S. federal income tax purposes, and we intend to continue to comply with the applicable recordkeeping requirements.
Effect of Subsidiary Entities
Ownership of Partnership Interests
In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT's taxable income that must be distributed, or is subject to tax, the REIT's share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, under recently enacted rules that take effect for taxable years beginning after December 31, 2019, a partnership in which we invest may be required to pay the hypothetical increase in partnerlevel taxes resulting from an adjustment of partnership tax items on audit.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is whollyowned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are whollyowned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "passthrough subsidiaries."
In the event that a disregarded subsidiary cease to be whollyowned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See Asset Tests and Gross Income Tests, below.
Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not whollyowned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through passthrough subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See Taxation of Taxable U.S. Shareholders and Annual Distribution Requirements.

We may hold certain investments through one or more TRSs, including property that we believe would be treated as held primarily for sale to customers in the ordinary course of our trade or business for U.S. federal income tax purposes and that cannot be sold within a statutory safe harbor to avoid the 100% tax on "prohibited transactions" that otherwise would apply to gain from the sale of such property. Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of nonqualified income or the ownership of nonqualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to
U.S. federal corporate income tax, and the amount of such taxes could be substantial.
To the extent we hold an interest in a nonU.S. TRS, we may be required to include our portion of its earnings in our income irrespective of whether or not such nonU.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.
Taxable Mortgage Pools
We may enter into transactions that could result in us being considered to own interests in one or more taxable mortgage pools. An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:
* substantially all of its assets consist of debt obligations or interests in debt obligations;
* more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;
* the entity has issued debt obligations that have two or more maturities; and
* the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.
A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's shareholders. See Excess Inclusion Income.
Certain Equity Investments and Kickers
We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold "kickers" in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer's assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could reassert that position.
In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as nonqualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for
U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in Failure to Qualify, below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status.
Gross Income Tests
In order to maintain our qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from and gains from the disposition of other Units of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets (other than certain debt instruments of publicly offered REITs), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. For purposes of the 75% income test, gain from the sale or disposition of a debt instrument of publicly offered REITs that are not secured by mortgages on real property or interests in real property is nonqualifying income.
Rental Income
Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either

(i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a "qualified lodging facility," as defined in Section 856(d)(9)(D) of the Code, or a "qualified health care property," as defined in Section 856(e)(6)(D)(i) of the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.
Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Accordingly, we may not provide "impermissible services" to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to "impermissible tenant service income." Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.
We do not anticipate in the future deriving rents based in whole or in part on the income or profits of any person, rents from related party tenants, and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, in sufficient amounts to jeopardize our status as REIT. We also have not in the past and do not anticipate in the future deriving impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT.
Interest Income
Except as provided below, interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest outstanding balance of the loan during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. With respect to loans to develop or improve real property, we are permitted to include as real property collateral for the foregoing apportionment purposes the sum of the fair market value of the undeveloped land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset (as discussed below under Asset Tests) and all interest shall be qualifying income for the purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.
In the event a mortgage loan is modified, with the exception of loans secured by both real property and personal property in which the fair market value of the personal property does not exceed 15% of the total fair market value of all such property, we may be required to retest the loan under the apportionment rules discussed above by comparing the outstanding balance of the modified loan to the fair market value of the collateral real property at the time of modification.
Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us. To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.
Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.
Among the assets we may hold are certain mezzanine loans secured by equity interests in a passthrough entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 200365, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical, and the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for purposes of the 75% gross income test.
We may hold indirect participation interests in some loans, rather than direct ownership of the loan. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75% gross income test, to the extent that the loan underlying the participation is a qualifying real estate asset that generates qualifying income for such purposes. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
We expect that any mortgage backed securities that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such mortgage backed securities will be qualifying income for the 95% gross income test. In the case of mortgage backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans, and any mortgage loans that we own directly, would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is adequately secured by real property, as discussed above. In the case of mortgage backed securities treated as interests in a REMIC for U.S. federal income tax purposes, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. However, if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. We expect that any interest income from mortgage backed securities that are not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test. Mortgage loans that may be held by a grantor trust or REMIC may not necessarily qualify as "real estate assets" for purposes of the REIT rules. As a result, it may be difficult, if not impossible, to determine whether income from certain commercial mortgagebacked securities investments will be qualifying 75% gross income. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.
Fee Income
Although not currently contemplated, we may receive various fees and expense reimbursements from borrowers in connection with originating loans. Fees that are for entering into agreements to make loans are qualifying income for both gross income tests. Other fees that are treated as "points" are treated as additional interest on the loan and are qualifying or nonqualifying based on whether the loan is a real estate asset. However, fees for services will not be qualifying income for purposes of both the 75% and 95% gross income tests. In addition, certain expense reimbursements received from the borrower, and even certain expenses paid by the borrower directly to a thirdparty service provider, may result in nonqualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us. Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such nonqualifying income may increase the taxes paid by the TRS.
Dividend Income
We may receive material distributions from our TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
If we invest in an entity treated as a "passive investment foreign company" or "controlled foreign corporation" for U.S. federal income tax purposes, which could include a collateralized debt obligation investment, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.
SaleLeaseback Transactions

We may enter into saleleaseback transactions. It is possible that the IRS could take the position that specific saleleaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a saleleaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.
Treatment of Certain Debt Instruments as Equity
We may hold loans with relatively high loantovalue ratios and/or high yields. Additionally, we may receive equity interests in our borrowers in connection with originating our loans. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, there can be no assurance that the IRS will not challenge our treatment of one or more of our loans as debt for U.S. federal income tax purposes. In the event the IRS were successful in such a challenge, all or a portion of the income from such loans could be viewed as guaranteed payments under the partnership tax rules, in which case such income may not be qualifying income for the REIT income tests, and in any event such income will likely be income from a prohibited transaction, which is excluded from the REIT income tests. As a result, such a recharacterization could adversely affect our ability to qualify as a REIT.
Phantom Income
Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets. For example, we may originate debt instruments or mortgage backed securities at a discount from face value. To the extent we originate any instruments at a discount or purchase such instruments at a discount in connection with their original issuance, the discount will be "original issue discount" if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. In such cases, the value of the equity interest would result in discount that must be accrued over the life of the loan. We may also acquire debt instruments that provide for interest that accrues or is payable in kind, in which case we will be required to include that income for tax purposes as it accrues rather than when it is paid in cash. To the extent we purchase debt instruments at a discount after their original issuance, the discount may represent "market discount." Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, we will be required to treat a portion of any principal payments as ordinary income in an amount equal to the market discount that has accrued while we held the debt instrument. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument.
We may make loans that provide us with rights to participate in the appreciation of the collateral real property securing our debt instrument at specified times or that provide for other contingent payments based on the borrower's performance. In circumstances where such equity features are part of the loan and not treated as a separate equity investment, we generally will be required to accrue for tax purposes the projected increase in the yield on the loan attributable to the participation feature or contingent payments over the term of the loan, even though we do not receive any cash attributable to the participation feature or contingent payments until some point in the future, if ever. In circumstances where our equity participation is structured as a separate interest from the loans, we will be required to allocate the amount we pay for the loan and the equity interest between those securities and, depending on the circumstances, such allocation may result in additional discount on the loan that must be accrued for tax purposes over the life of the loan (even though no corresponding cash payment is made until later).

We may also acquire debt instruments below par that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because our tax basis in such debt instruments may be substantially less than the face value, we could have significant income without any corresponding receipt of cash. Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is fully secured by real property.
In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to accrue the unpaid interest as taxable income.
Finally, we may be required under the terms of our indebtedness to use cash received from interest payments to make nondeductible principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our Members.
Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See Annual Distribution Requirements.
Failure to Satisfy the Gross Income Tests
We monitor our sources of income, including any nonqualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a set of circumstances involving us, we will not qualify as a REIT. As discussed above under Taxation of REITs in General, even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items and U.S. Government securities. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, mortgage loans secured by real property, certain mezzanine loans and mortgagebacked securities as described below, Units in other qualifying REITs, debt instruments issued by publicly offered REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of Units of our stock, Units, or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset class. Third, assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer's securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally, may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.
Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.
For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled taxable REIT subsidiaries" as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). As a result, the straight debt exception would not be available to us with respect to a loan where we also hold an equity participation in the borrower through a TRS.
Except as provided below, a real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Under special guidance issued by the IRS, if the value of the mortgage loan exceeds the greater of the current value of the real property securing the loan and the value of the real property securing the loan at the time we committed to acquire the loan, such excess will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans to determine if the modified loan is adequately secured by real property as of the modification date if the modification results in a taxable exchange. However, under special guidance issued by the IRS, if a loan modification occurred as a result of default or we reasonably believed that there was a significant risk of default and the modification reduced such risk, we generally would not be required to retest such modified loan. Notwithstanding the foregoing, as discussed above under Gross Income Tests: Interest Income, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral is less than the outstanding principal balance on the loan.
As discussed above under Gross Income Tests, certain loans that we might originate could be at risk of being treated as equity interests in the borrower for U.S. federal income tax purposes. In such cases, we would likely be treated as owning our proportionate share of the borrower's assets (if the borrower is a passthrough entity) or as owning corporate stock (if the borrower is a corporation), which could adversely affect our ability to comply with the asset tests.
As discussed above under Gross Income Tests, there may be circumstances in which our mezzanine loans do not comply with the safe harbor under Revenue Procedure 200365. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT status.
As discussed above under Gross Income Tests, participation interests in loans that we acquire may not be treated as direct interests in the underlying mortgage loan, which may cause the participation interest to not qualify as a real estate asset. While we intend that any such participation interests will be structured in a manner so as to be treated for REIT purposes as equivalent to a direct interest in the loan, and therefore, as a real estate asset, there can be no guarantee that such treatment is respected by the IRS.
Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. The IRS has issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an "eligible REMIC" that informs the REIT that at least 80% of the REMIC's assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. The remaining 20% of the value of the REIT's interest in the REMIC would not qualify as a real estate asset for purposes of the REIT asset tests and could adversely affect our ability to qualify as a REIT. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent they are secured by real property. Investments in mortgage backed securities that are not interests in a grantor trust or REMIC or government securities will not be treated as qualifying assets for purposes of the 75% asset test and will be subject to the 5% asset test, the 10% value test, the 10% vote test and the 25% securities test described above.
We may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We generally believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, which could impact our REIT status.
We believe that our assets and loan holdings have complied or will comply with the above asset tests commencing with the close of our first calendar quarter and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs, and we cannot provide any assurance that the IRS will not disagree with our determinations.
Failure to Satisfy Asset Tests
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within

30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if
(i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and the hedge is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on any debt we acquire as assets, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:
(a) the sum of:
* 90% of our "REIT taxable income" (computed without regard to its deduction for dividends paid and its net capital gains); and
* 90% of the net income (after tax), if any, from foreclosure property (as described below); minus
(b) the sum of specified items of noncash income that exceeds a percentage of our income.
These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding Units of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every shareholder of the class of Units with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of Units other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an underdistribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our Units if there is more than one. If, however, we qualify as a "publicly offered REIT" (within the meaning of Section 562(c) of the Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.
To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net longterm capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our Members would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their longterm capital gains and the tax deemed paid with respect to their proportionate Units.
If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to continue to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or nondeductible expenditures. See Gross Income Tests: Phantom Income, above. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for shortterm, or possibly longterm, borrowings, use cash reserves, liquidate noncash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.
We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a taxfree merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such nonREIT earnings and profits to our shareholders by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such nonREIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.
Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a "liquidating trust" for the benefit of our shareholders, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our Units.
Excess Inclusion Income
If we directly or indirectly acquire a residual interest in a REMIC or equity interests in a taxable mortgage pool, a portion of our income from such arrangements may be treated as "excess inclusion income." See Effect of Subsidiary Entities: Taxable Mortgage Pools, above. We are required to allocate any excess inclusion income to our shareholders in proportion to their dividends. We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our Units held in record name by "disqualified organizations," which are generally certain cooperatives, governmental entities and taxexempt organizations that are exempt from tax on unrelated business taxable income. Our operating agreement allows us to deduct such taxes from the distributions otherwise payable to the responsible disqualified organizations. Because this tax would be imposed on the Company, however, unless we can recover the tax out of distributions to the disqualified holders, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of the Company or a portion of our assets as a taxable mortgage pool.
Shareholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable Units of our excess inclusion income. This income cannot be offset by net operating losses of our shareholders. If the shareholder is a taxexempt entity and not a disqualified organization, then this income is fully taxable as UBTI under Section 512 of the Code. If the shareholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the shareholder is a REIT, a regulated investment company, common trust fund or other passthrough entity, the shareholder's allocable share of our excess inclusion income could be considered excess inclusion income of such entity.
Prohibited Transactions
Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates). Thus, we conduct our operations so that loans or other assets owned by us (or assets that are the subject of a shared appreciation provision that we own) that are inventory or held primarily for sale to customers in the ordinary course of business are held through a TRS. However, whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in our TRSs or that we will not engage in prohibited transactions outside of our TRSs. With respect to kickers treated as equity for U.S. federal income tax purposes, as well as any loans treated as equity interests in our borrowers for U.S. federal income tax purposes (see, Gross Income Tests: Treatment of Certain Debt Instruments as Equity), our income from such interests may be income from a prohibited transaction subject to the 100% tax if the underlying real property is treated as held as inventory or primarily for sale to customers.
With respect to our equity investments, our opportunistic business strategy includes investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. Thus, we intend to comply with the statutory safe harbor when selling properties outside of a TRS (or when our joint ventures sell properties outside of a TRS) that we believe might reasonably be characterized as held primarily for sale to customers in the ordinary course of a trade or business for U.S. federal income tax purposes, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS or a court might disagree with our determination that any particular property was not so held and therefore assert that a nonsafe harbored sale of such property was subject to the 100% penalty tax on the gain from the disposition of the property. One of the factors considered by the courts in determining whether a taxpayer held property primarily for sale to customers in the ordinary course of a trade or business is the frequency and continuity of sales. While the 100% tax will not apply to a safe harbored sale, safeharbored sales generally would be taken into account in assessing the frequency and continuity of our sales activity for purposes of analyzing sales outside of the safe harbor.
The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred. The amount of such TRS taxes could be substantial.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.
Shared Appreciation Mortgages/Equity Participations
In connection with our acquisition and/or origination of loans, we could obtain rights to share in the appreciation of the underlying collateral real property securing the mortgage loan. These participation features may be structured as "shared appreciation provisions" that are in connection with the loan itself or as a severable contingent right on the collateral. The participation features are sometimes referred to as

"kickers." To the extent the shared appreciation provision is in connection with the loan secured by real property, any income derived from the shared appreciation provision will be treated as gain from the sale of the collateral property for REIT income test purposes and for purposes of determining whether such income is income from a prohibited transaction. However, this treatment will not impact the character of the shared appreciation payment as contingent interest for other tax purposes. To the extent a participation feature is structured as a severable contingent right in the collateral property, or otherwise does not meet the definition of "shared appreciation provision," we may either be treated as owning an equity interest in the collateral property for the REIT income and asset tests or as holding a loan that provides for interest based on net profits, which would not be qualifying income for both the 75% and 95% REIT income tests. We may hold severable contingent rights through a TRS, in which case they will be subject to corporate tax but will not generate nonqualifying income (except to the extent of TRS dividends for the 75% income test) or nonqualifying assets (except to the extent of the additional value in the TRS stock).
Failure to Qualify
In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable in the case of
U.S. shareholders (as defined above) who individuals at a maximum rate of are 20%, and dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from reelecting to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Taxation of Taxable U.S. Shareholders
This section summarizes the taxation of U.S. shareholders that are not taxexempt organizations.
Distributions
Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. As discussed above, if we realize excess inclusion income from a residual interest in REMIC or a taxable mortgage pool and allocate such excess inclusion income to a taxable U.S. shareholder, that income cannot be offset by net operating losses of such shareholder. Distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as longterm capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our Units. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our Class B Units by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Longterm capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of
U.S. shareholders who are individuals and 21% for C corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.
Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a
U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder's Class B Units in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these Units. To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder's Class B Units, they will be treated as gain from the disposition of the Units and thus will be included in income as longterm capital gain, or shortterm capital gain if the Units have been held for one year or less.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "Taxation of The Company" and "Annual Distribution Requirements." Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.
Dispositions of Class B Units
In general, capital gains recognized by individuals and other noncorporate U.S. shareholders upon the sale or disposition of our Class B Units will be subject to a maximum U.S. federal income tax rate of 20%, if such Units were held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if such Units were held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as longterm capital gains.
Capital losses recognized by a U.S. shareholder upon the disposition of our Class B Units held for more than one year at the time of disposition will be considered longterm capital losses (or shortterm capital losses if the Units have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of Class B Units by a U.S. shareholder who has held the Units for six months or less, after applying holding period rules, will be treated as a longterm capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as longterm capital gain.
Liquidating Distributions
Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. shareholder with respect to our Class B Units will be treated first as a recovery of the shareholder's basis in the Units (computed separately for each block of Units) and thereafter as gain from the disposition of our Class B Units. In general, the U.S. federal income tax rules applicable to REITs require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24month requirement could require us to distribute unsold assets to a "liquidating trust." Each shareholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the shareholder. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the
U.S. federal income tax treatment of an investment in our Units.

Medicare Tax on Unearned Income
U.S. shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Class B Units.
Taxation of TaxExempt U.S. Shareholders
U.S. tax exempt entities, including qualified employee pension and profitsharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a taxexempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. shareholder has not held our Class B Units as "debt financed property" within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt shareholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to "excess inclusion income," distributions from us and income from the sale of our Class B Units generally should not give rise to UBTI to a tax exempt U.S. shareholder. Excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool, if any, that we allocate to a taxexempt U.S. shareholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us). See Requirements for Qualification as a REIT  Excess Inclusion Income, above.
Taxexempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.
A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our Units could be required to treat a percentage of the dividends from us as UBTI if we are a "pensionheld REIT." We will not be a pensionheld REIT unless
(1) either (A) one pension trust owns more than 25% of the value of our Units, or (B) a group of pension trusts, each individually holding more than 10% of the value of our Units, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to "lookthrough" such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.
In general, the U.S. federal income tax rules applicable to REITs require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our Units, including the potential incurrence of income treated as UBTI.
Tax exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and nonU.S. tax consequences of owning our Class B Units.
Taxation of NonU.S. Shareholders
General
In general, nonU.S. shareholders are not considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Class B Units. In cases where a nonU.S. shareholder's investment in our Class B Units is, or is treated as, effectively connected with the nonU.S. shareholder's conduct of a U.S. trade or business, dividend income received in respect of our Class B Units and gain from the sale of our Class B Units generally is "effectively connected income" ("ECI") subject to U.S. federal income tax at graduated rates in the same manner as if the nonU.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a nonU.S. shareholder that is a corporation. Additionally, nonU.S. shareholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a "tax home" in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our Class B Units is not effectively connected to a U.S. trade or business of the nonU.S. shareholder and that the nonU.S. shareholder is not present in the U.S. for more than 183 days during any taxable year.
FIRPTA
Under the Foreign Investment in Real Property Tax Act ("FIRPTA"), gains from U.S. real property interests ("USRPIs") are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the nonU.S. shareholder were a U.S. shareholder (and potentially branch profits tax to nonU.S. corporations), and will generate return filing obligations in the United States for such nonU.S. shareholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.
In addition, stock (or Units) of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule: (i) our Class B Units will not be a USRPI if we are "domesticallycontrolled;" (ii) our Class B Units will not be a USRPI with respect to a selling non
U.S. shareholder if the Units sold are of a class that is regularly traded on an established securities market and the selling nonU.S. shareholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the fiveyear period ending on the date of disposition or the period of our existence); (iii) with respect to a selling nonU.S shareholder that is a "qualified shareholder" (as described below); or (iv) with respect to a selling nonU.S. shareholder that is a "qualified foreign pension fund" (as described below).
A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the fiveyear period ending on the date of disposition of the REIT's Class B Units or the period of the REIT's existence), less than 50% in value of its outstanding Units of common Units is held directly or indirectly by nonU.S. persons. For these purposes, a person holding less than 5% of our Class B Units for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a
U.S. person. We cannot assure you that we will be domesticallycontrolled at all times in the future.
Our Units are not currently traded on anestablished securities market, and we have no current intent to list our Units for trading. We also cannot assure you that we will be domesticallycontrolled at all times in the future. Thus, we cannot assure you that our Units is not or will not become a USRPI in the future.
Ordinary Dividends
The portion of dividends received by nonU.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to nonU.S. shareholders that are treated as excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

NonDividend Distributions
A nonU.S. shareholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its Class B Units. Instead, the excess portion of the distribution will reduce the adjusted basis of its Class B Units. A nonU.S. shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its Class B Units unless our Class B Units constitute a USRPI and no other exception applies to the selling nonU.S. shareholder. If our Units are a USRPI and no other exception applies to the selling nonU.S. shareholder, distributions in excess of both our earnings and the nonU.S. shareholder's basis in our Units will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to nonU.S. shareholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the nonU.S. shareholder's tax basis in our Class B Units). The withheld amounts will be credited against any U.S. tax liability of the non
U.S. shareholder, and may be refundable to the extent such withheld amounts exceed the shareholder's actual U.S. federal income tax liability. Even in the event our Class B Units are not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a nonU.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the shareholder's actual U.S. federal income tax liability.
Capital Gain Dividends and Distributions of FIRPTA Gains
Subject to the exceptions that may apply if our Class B Units are regularly traded on an established securities market or if the selling nonU.S. shareholder is a "qualified shareholder" or a "qualified foreign pension fund," each as described below, under a FIRPTA "lookthrough" rule any of our distributions to nonU.S. shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 35% withholding, regardless of whether our Class B Units constitute a USRPI. Amounts treated as ECI under the lookthrough rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a nonU.S. shareholder that is a corporation. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a nonU.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA lookthrough rule also applies to distributions in redemption of Units and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.
A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA lookthrough rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA lookthrough rule, if (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient nonU.S. shareholder does not own more than 10% of that class of stock at any time during the oneyear period ending on the date on which the distribution is received. We currently are not publicly traded, and such rules will not apply unless and until our Class B Units become "regularly traded" on an established securities exchange in the future.
Dispositions of Class B Units
A sale of Class B Units by a nonU.S. shareholder generally will not be subject to U.S. federal income tax unless our Units are a USRPI. Subject to the exception that may apply if our Class B Units were regularly traded on an established securities market (as described above), if our Units are a USRPI, gain from the sale of our Units would be ECI to the nonU.S. shareholder unless such nonU.S. shareholder were a qualified shareholder or qualified foreign pension fund, each as described below. If our Units are not a

USRPI, gain from the sale of our Units would not be subject to U.S. federal income tax.
To the extent Class B Units are held directly (or indirectly through one or more partnerships) by a "qualified shareholder," Class B Units will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a nonU.S. shareholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a "qualified collective investment vehicle" (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above, however, in the case of a qualified shareholder having one or more "applicable investors," the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder's Class B Units (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our Units or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an "applicable investor" is person who holds an interest in the qualified shareholder and holds more than 10% of Class B Units applying certain constructive ownership rules.
FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a "qualified foreign pension fund" or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a "qualified foreign pension fund" is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.
Redemptions and Liquidating Distributions
A redemption of Class B Units by a nonU.S. shareholder is treated as a regular distribution or as a sale or exchange of the redeemed Units under the same rules of Section 302 of the Code that apply to U.S. shareholders and which are discussed above under "Taxation of Taxable U.S. Shareholders Redemptions of Class B Units." Subject to the FIRPTA lookthrough rule: (i) if our Units are a USRPI, gain from a redemption treated as a sale or exchange of our Units would be ECI to the nonU.S. shareholder unless such nonU.S. shareholder were a qualified shareholder or qualified foreign pension fund, as described above; and (ii) if our Units are not a USRPI, gain from a redemption treated as a sale or exchange of our Units would not be subject to U.S. federal income tax.
Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a nonU.S. shareholder with respect to Class B Units will be treated first as a recovery of the shareholder's basis in the Units (computed separately for each block of Units) and thereafter as gain from the disposition of our Class B Units. Subject to the FIRPTA lookthrough rule: (i) if our Units are a USRPI, gain from a liquidating distribution with respect our Units would be ECI to the nonU.S. shareholder unless such nonU.S. shareholder were a qualified shareholder or qualified foreign pension fund, as described above; and (ii) if our Units are not a USRPI, gain from a liquidating distribution with respect to our Units would not be subject to U.S. federal income tax. In general, the U.S.

federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24month requirement could require us to distribute unsold assets to a "liquidating trust." The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our Units, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.
The IRS takes the view that under the FIRPTA lookthrough rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of Class B Units if Class B Units are regularly traded on an established securities market, to a qualified shareholder or to a qualified foreign pension fund, distributions in redemption of our Class B Units and liquidating distributions to nonU.S. shareholders will be treated as ECI and subject to 35% withholding, and also potentially subject to branch profits tax in the case of corporate nonU.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our Units is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.
Backup Withholding and Information Reporting
We report to our U.S. shareholders and the IRS the number of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. shareholder who fails to certify their nonforeign status.
We must report annually to the IRS and to each nonU.S. shareholder the number of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the nonU.S. shareholder resides under the provisions of an applicable income tax treaty. A nonU.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of Class B Units within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a nonU.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of Class B Units conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a nonU.S. shareholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Accounts and FATCA
The U.S. Foreign Account Tax Compliance Act ("FATCA") currently imposes withholding taxes on certain
U.S. source passive payments to "foreign financial institutions" and certain other nonU.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2019. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders who own Class B Units through foreign accounts or foreign intermediaries and certain nonU.S. shareholders. The legislation imposes a 30% withholding tax on dividends currently on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, Class B Units paid to a foreign financial institution or to a foreign entity other than a financial institution, unless: (i) the foreign financial institution undertakes certain diligence and reporting obligations; or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either: (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S. owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements; or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.
State, Local and NonU.S. Taxes
We and our shareholders may be subject to state, local or nonU.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or nonU.S. tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any nonU.S. taxes incurred by us would not pass through to shareholders as a credit against their
U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and nonU.S. income and other tax laws on an investment in the Class B Units.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. In addition, according to publicly released statements, a top legislative priority of the Trump administration and the current Congress may be significant reform of the Code, including significant changes to taxation of business entities and the deductibility of interest expense. There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and the impact of any potential tax reform on our business and an investment in the Class B Units. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our Class B Units.
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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the "DOL") under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA ("ERISA Plans") and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in the Class B Units (or, in the case of a participantdirected defined contribution plan (a "ParticipantDirected Plan"), making our Class B Units available for investment under the Participant Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan's investment policies and governing instruments and (4) the investment does not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Code.
In determining whether an investment in our Class B Units (or making our Units available as an investment option under a ParticipantDirected Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our Class B Units, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a ParticipantDirected Plan), and whether the investment is reasonably designed, as part of the ERISA Plan's portfolio, to further the ERISA Plan's purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a ParticipantDirected Plan) or for advising any ERISA Plan (or participant in a ParticipantDirected Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a ParticipantDirected Plan) to consider whether an investment in the Class B Units by the ERISA Plan (or making such Units available for investment under a ParticipantDirected Plan in which event it is the obligation of the participant to consider whether an investment in the Class B Units is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.
Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts ("IRAs") and nonERISA Keogh plans (collectively with ERISA Plans, "Plans"), and certain persons (referred to as "parties in interest" for purposes of ERISA or "disqualified persons" for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to nondeductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a nonexempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.
A Plan that proposes to invest in the Class B Units (or to make our Units available for investment under a ParticipantDirected Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a "party in interest" under ERISA or a "disqualified person" under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person).

This prohibition is not triggered by "incidental" benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our Class B Units should consult with their counsel to determine whether an investment in the Class B Units would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.
If our assets were considered to be assets of a Plan (referred to herein as "Plan Assets"), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.
The DOL has promulgated a final regulation under ERISA, 29 C.F.R. Sec. 2510.3101 (as modified by Section 3(42) of ERISA, the "Plan Assets Regulation"), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.
Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:
* in securities issued by an investment company registered under the Investment Company Act;
* in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the SEC;
* in an "operating company" which includes "venture capital operating companies" and "real estate operating companies;" or
* in which equity participation by "benefit plan investors" is not significant.
The Units will constitute an "equity interest" for purposes of the Plan Assets Regulation, and the Units may not constitute "publicly offered securities" for purposes of the Plan Assets Regulation. In addition, the Units will not be issued by a registered investment company.
The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity's assets would be deemed to include "plan assets" subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by "benefit plan investors" (the "25% Limit"). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term "benefit plan investor" is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (to the extent of such plan's investment in the entity). Thus, while our assets would not be considered to be "plan assets" for purposes of ERISA so long as the 25% Limit is not exceeded. Our operating agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per Unit. We intend to rely on this aspect of the Plan Assets Regulation.
Operating Companies. Under the Plan Assets Regulation, an entity is an "operating company" if it is primarily engaged, directly or through a majorityowned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company ("REOC") or a venture capital operating company ("VCOC"). An entity is a REOC if: (i) on its "initial valuation date and on at least one day within each annual valuation period," at least 50% of the entity's assets, valued at cost (other than shortterm investments pending longterm commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12month period. The "initial valuation date" is the date on which an entity first makes an investment that is not a shortterm investment of funds pending longterm commitment. An entity's "annual valuation period" is a preestablished period not exceeding 90 days in duration, which begins no later than the anniversary of the entity's initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity's assets, valued at cost, consist of "venture capital investments," and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term "venture capital investments" as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.
If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute "plan assets" for purposes of ERISA. However, no assurance can be given that this will be the case.
If our assets are deemed to constitute "plan assets" under ERISA, certain of the transactions in which we might normally engage could constitute a nonexempt "prohibited transaction" under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a "benefit plan investor" to redeem their Units upon terms that we consider appropriate.
Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in the Class B Units.
As discussed above, although IRAs and nonERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with "disqualified persons" and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our Units with assets of the IRA.
Units sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in the Company is appropriate for, and permissible under, the terms of the Plan's governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in the Class B Units.
The DOL has issued a final regulation significantly expanding the concept of "investment advice" for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of the Units to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions. As the final regulation became effective in April 2017, we may elect to ensure these conditions are satisfied in connection with the Offering. Finally, fiduciaries of Plans should be aware that the Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the Offering or purchase of Units and that the Manager has financial interests associated with the purchase of Units including the fees and other allocations and distributions they may receive from us as a result of the purchase of Units by a Plan.
Form 5500. Plan administrators of ERISA Plans that acquire Units may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan's investment in Units on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this memorandum of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement for "eligible indirect compensation," for which an alternative reporting procedure on Schedule C of Form 5500 may be available.
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HOW TO SUBSCRIBE TO THIS OFFERING

Plan of Distribution of Class B Units
We are offering up to $50,000,000 in the Class B Units pursuant to this Offering Circular. The Class B Units subject to this Offering be primarily offered by our Manager in reliance on the exemption from registration contained in Rule 3a41 of the Securities Exchange Act of 1934 ("Exchange Act").
Our Manager has licensed a software platform from Katipult, Inc. which will be the sole method of distribution of the Class B Units in connection with this Offering ("Platform"), who, aside from a license fee, will receive no commission or other remuneration from this Offering. Through the Platform, Class B Units will be sold directly to the investor without the use of a broker or middleman.
The Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a "funding portal."
This Offering Circular and supplements hereto will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on Budding Equity's website, as well as on the SEC's website at www.sec.gov.
No present holder of Units will be selling any securities in connection with this Offering.
We do not issue certificates. Instead, the Class B Units are recorded and maintained on the Company's membership register.
Subscription Procedures
Investors seeking to purchase the Class B Units who satisfy the "qualified purchaser" standards should proceed as follows:
* Read this entire Offering Circular and any supplements accompanying this Offering Circular.
* Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this Offering Circular.
* Electronically provide ACH instructions to us for the full purchase price of our Class B Units being subscribed for; note, however, for subscriptions in excess of $100,000, we will require that the purchase price of our Class B Units be provided via bank wire.
In order to subscribe to purchase the Class B Units, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this Offering Circular, and wire funds for its subscription amount in accordance with the instructions provided therein. Settlement may occur up to 45 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received.
Prospective investors who have submitted subscription agreements will not become Members until the Minimum Offering Amount is met and at any time prior, they may revoke their subscriptions. Until the Company raises the Minimum Offering Amount or if the Offering terminates because the Company has not raised the Minimum Offering Amount, the Company will hold all investor funds in a noninterestbearing account and will endeavor to promptly return all investor funds in the event that the Minimum Offering Amount is not raised by 12 months subsequent to the Offering Date.
If the Company raises funds at least or above the Minimum Offering Amount, an investor will become a Member, including for tax purposes, and the Class B Units will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and the Manager accepts the investor as a

Member. The number of Class B Units issued to an investor will be calculated based on the price per Unit in effect on the date we receive the subscription.
We reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the Offering terminates or if any prospective investor's subscription is rejected, all funds received from such investors will be returned without interest or deduction.
By executing the subscription agreement and paying the total purchase price for the Class B Units subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a "qualified purchaser", and that such subscription for the Class B Units does not exceed 10% of the greater of such investor's annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal yearend (for nonnatural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.
We will not draw funds from any subscriber until the date your subscription is accepted. If we accept your subscription, we will email you a confirmation.
Minimum Purchase Requirements
You must initially purchase at least 100 Class B Units in this Offering, or $1,000 based on the current per Unit price. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10 (or the then NAV per Unit). However, in certain instances we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement, such as for individuals who participate in different plans established by our Manager. In addition, in order to help protect us from the risk of chargebacks, we require that any subscription in excess of $100,000 of the Class B Units be funded through a bank wire transfer and not an ACH electronic fund transfer.
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ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1A regarding this Offering. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in this offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of this offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1.800.SEC.0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Seed Equity Properties LLC
c/o Budding Equity Management, Inc. 1660 South Albion Street, Suite 321
Denver, Colorado 80222 info@budeq.com (303)848.8312
www.budeq.com

Within 120 days after the end of each fiscal year we provide to our Members of record an annual report. The annual report contains audited financial statements and certain other financial and narrative information that we are required to provide to Members.

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Part F/S

PART III EXHIBITS

Index to Exhibits

Exhibit No. Description
2.1 Articles of Organization
2.2 Form of Operating Agreement
4.1 Form of Subscription Agreement
6.1 Form of Management Agreement between Seed Equity Properties LLC and Budding Equity Management LLC
6.2 Form of Software License Agreement between Budding Equity Management, LLC and JOI Media Inc.